UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Fifth Street Senior Floating Rate Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fifth Street Senior Floating Rate Corp.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Dear Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Fifth Street Senior Floating Rate Corp. (the “Company”) to be held at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [           ], 2017, at [11:00 a.m.], local time. Stockholders of record at the close of business on July 14, 2017 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Special Meeting and proxy statement. This proxy statement is first being sent to stockholders on or about [          ], 2017. Your vote is very important to us.

Fifth Street Management LLC, the Company’s investment adviser (“Fifth Street Management”), has entered into an asset purchase agreement, dated as of July 13, 2017 (the “Purchase Agreement”), with Oaktree Capital Management, L.P., a Delaware limited partnership (“Oaktree”), and, for certain limited purposes, Fifth Street Asset Management Inc., a Delaware corporation (“FSAM”), and Fifth Street Holdings L.P., a Delaware limited partnership. The closing of the transactions contemplated by the Purchase Agreement (the “Transaction”) would result in an assignment for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), of the current investment advisory agreement between the Company and Fifth Street Management (the “Current Investment Advisory Agreement”) and, as a result, its immediate termination.

The stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and Oaktree (the “New Investment Advisory Agreement”) on the terms described in the accompanying proxy statement. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of an investment company’s directors who are not “interested persons” and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. If approved by the required majority of the Company’s stockholders, the New Investment Advisory Agreement will become effective upon the closing of the Transaction, which is expected to occur in the fourth calendar quarter of 2017. This proposal is explained more fully in the accompanying proxy statement.

Contingent upon approval by the Company’s stockholders of the proposal to approve the New Investment Advisory Agreement, the Company’s stockholders will be asked to vote on the election of the five director nominees named in the accompanying proxy statement. At the closing of the Transaction, the Company’s directors, other than Richard W. Cohen, would resign from the Board of Directors and would be replaced by five new director nominees, which include four non-interested directors and one interested director. In addition, upon the consummation of the Transaction, the executive officers of the Company would resign and would be replaced with certain individuals affiliated with Oaktree. If the Company’s stockholders do not approve the New Investment Advisory Agreement or if the other conditions to the closing of the Transaction are not satisfied or waived, including approval of the Transaction by stockholders of FSAM and approval by the stockholders of Fifth Street Finance Corp. of a proposal relating to a separate new investment advisory agreement with Oaktree, the Company will continue to operate pursuant to the Current Investment Advisory Agreement, its current directors will continue to serve as its directors until their successors are duly elected and qualified at a future annual meeting of stockholders and its executive officers will not resign.

Following the completion of the Transaction, the Company’s name will change to Oaktree Strategic Income Corporation, the Company will continue to be a business development company, and you will still own the same amount and type of shares in the Company. The shares of common stock of the Company will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol is expected to change to “OCSI”.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT AND “FOR” EACH OF THE DIRECTOR NOMINEES, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

It is important that your shares be represented at the Special Meeting. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, vote via the Internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Your vote and participation, no matter how many or few shares you own, are very important to us.

Sincerely,

/s/ Bernard D. Berman

Bernard D. Berman
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [          ], 2017.

The proxy statement is also available at http://fsfr.fifthstreetfinance.com.

FIFTH STREET SENIOR FLOATING RATE CORP.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held at

[Courtyard Rye, 631 Midland Avenue, Rye, New York 10580]

[          ], 2017, [11:00 a.m.], local time

Dear Stockholders:

A Special Meeting of Stockholders (the “Special Meeting”) of Fifth Street Senior Floating Rate Corp., a Delaware corporation (the “Company”), will be held at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [           ], 2017, at [11:00 a.m.], local time for the following purposes:

As discussed in more detail in the accompanying proxy statement, Fifth Street Management LLC, a Delaware limited liability company and the Company’s current investment adviser (“Fifth Street Management”), has entered into an asset purchase agreement, dated as of July 13, 2017 (the “Purchase Agreement”), with Oaktree Capital Management, L.P., a Delaware limited partnership (“Oaktree”), and, for certain limited purposes, Fifth Street Asset Management Inc., a Delaware corporation (“FSAM”), and Fifth Street Holdings L.P., a Delaware limited partnership. The closing of the transactions contemplated by the Purchase Agreement (the “Transaction”) would result in an assignment for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), of the current investment advisory agreement between the Company and Fifth Street Management (the “Current Investment Advisory Agreement”) and, as a result, its immediate termination.

At the Special Meeting, in addition to transacting such other business that may properly come before the meeting and any adjournments and postponements thereof, stockholders will consider and vote on:

•	a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and Oaktree, that will replace the Current Investment Advisory Agreement with Fifth Street Management; and
•	the election of five directors, each of whom will serve for the terms specified in the Proxy Statement. The proposal to elect the director nominees described in the accompanying proxy statement is contingent upon both the approval of the New Investment Advisory Agreement by the stockholders of the Company and the closing of the Transaction.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT AND “FOR” EACH OF THE DIRECTOR NOMINEES, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Your vote is very important to us. Stockholders of record as of the close of business on July 14, 2017, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. Whether or not you plan to attend the Special Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote in person at the Special Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

We are not aware of any other business that may properly be brought before the Special Meeting.

Thank you for your continued support of Fifth Street Senior Floating Rate Corp.

By order of the Board of Directors,

/s/ Bernard D. Berman

Bernard D. Berman
Chairman

Greenwich, CT

[           ], 2017

Your vote is very important to us. To ensure proper representation at the Special Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Special Meeting, if you are a record holder of shares, or a beneficial holder who obtains “legal” proxy from your broker, bank, trustee or nominee, you still may attend the Special Meeting and vote your shares in person.

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Fifth Street Senior Floating Rate Corp.

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

PROXY STATEMENT

Special Meeting of Stockholders

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Fifth Street Senior Floating Rate Corp. (the “Company,” “we,” or “our”) is soliciting your proxy to vote at a Special Meeting of Stockholders (the “Special Meeting”).

This proxy statement summarizes the information regarding the matters to be voted upon at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card.

As of July 14, 2017, the date for determining stockholders entitled to vote at the Special Meeting (the “Record Date”), 29,466,768 shares of common stock were outstanding. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date. The Company began mailing this proxy statement on or about [           ], 2017 to all stockholders entitled to vote their shares at the Special Meeting.

When and where is the Special Meeting being held?

The Special Meeting will be held at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [           ], 2017, at [11:00 a.m.], local time.

Can I attend the Special Meeting?

You are entitled to attend the Special Meeting only if you are a stockholder as of the close of business on the Record Date for the Special Meeting, or you hold a valid proxy for the Special Meeting. You must present valid photo identification, such as a driver’s license or a passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Special Meeting you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership of shares of the Company. Since seating is limited, admission to the Special Meeting will be on a first-come, first-served basis.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the Special Meeting.

Where is the proxy statement available?

The proxy statement is also available at http://fsfr.fifthstreetfinance.com.

What am I being asked to vote on?

At the Special Meeting, stockholders of the Company are being asked to vote for the following proposals:

1.	To approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and Oaktree Capital Management, L.P., a Delaware limited partnership (“Oaktree”), to take effect upon the closing of the transactions (the “Transaction”) contemplated by the asset purchase agreement, dated as of July 13, 2017 (the “Purchase Agreement”), by and among Oaktree and Fifth Street Management LLC (“Fifth Street Management”) and, for certain limited purposes, Fifth Street Asset Management Inc., a Delaware corporation (“FSAM”), and Fifth Street

Holdings L.P., a Delaware limited partnership (“Holdings”), which closing would result in the assignment for purposes of the 1940 Act of the current investment advisory agreement (the “Current Investment Advisory Agreement”), dated as of June 27, 2013, by and between the Company and Fifth Street Management and, as a result, the immediate termination of the Current Investment Advisory Agreement. If approved by stockholders, the New Investment Advisory Agreement will have an initial term of two years and be subject to annual renewal thereafter; and
2.	To vote on the election of the five director nominees named in the proxy statement and in the proxy card to serve on the Board for the terms specified in the proxy statement. The proposal to elect the director nominees described in the proxy statement is contingent upon both the approval of the New Investment Advisory Agreement by the stockholders of the Company and the closing of the Transaction. If the Company’s stockholders do not approve the New Investment Advisory Agreement or if the other conditions to the closing of the Transaction are not satisfied or waived, including approval of the Transaction by stockholders of FSAM and approval by the stockholders of Fifth Street Finance Corp. (“FSC”) of a proposal relating to a separate new investment advisory agreement with Oaktree, the Company will continue to operate pursuant to the Current Investment Advisory Agreement, its directors will continue to serve as directors until their successors are duly elected and qualified at a future annual meeting of stockholders and its executive officers will not resign.

What is the quorum requirement for the Special Meeting?

For the Company to conduct business at the Special Meeting, a quorum of stockholders must be present. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. If you are a beneficial owner of shares and do not provide voting instructions to your broker, bank, trustee or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for quorum purposes.

The Chairman of the Special Meeting will have the power to adjourn the Special Meeting, whether or not a quorum is present, from time to time for any reason, including to solicit additional proxies, and without notice other than announcement at the Special Meeting.

Why am I being asked to vote on the New Investment Advisory Agreement?

The consummation of the Transaction will result in the assignment for purposes of the 1940 Act of the Current Investment Advisory Agreement and, as a result, its immediate termination. Accordingly, stockholders of the Company are being asked to approve the New Investment Advisory Agreement with Oaktree. If approved by stockholders, the New Investment Advisory Agreement will have an initial term of two years and be subject to annual renewal thereafter. The Board believes that approval of the New Investment Advisory Agreement will provide the benefits to the Company discussed below. The Board, including all of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act (each, an “Independent Director”), has unanimously approved the New Investment Advisory Agreement and believes it to be in the best interests of the Company and its stockholders. As discussed below, Oaktree has agreed to enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any management or incentive fees under the New Investment Advisory Agreement that exceed what would have been paid to Fifth Street Management in the aggregate under the Current Investment Advisory Agreement.

What are the benefits of the New Investment Advisory Agreement to the Company and its stockholders?

In evaluating the New Investment Advisory Agreement, the Board requested an extensive set of materials regarding Oaktree and its affiliates.

Oaktree was formed in 1995 and, along with its affiliates, is one of the world’s largest credit asset managers, with over $72 billion in assets under management focused on credit strategies and over $100 billion in total assets under management, as of March 31, 2017. Oaktree and its affiliates count among their clients 75 of the 100 largest U.S. pension plans, over 400 corporations around the world, over 350 endowments and foundations globally, 16 sovereign wealth funds and 38 of the 50 primary state retirement plans in the United States. Oaktree consists of more than 900 employees with offices in 18 cities worldwide. Upon consummation of the Transaction, the Company will be led by certain senior members of Oaktree’s leadership, including Edgar Lee, a Managing Director and Portfolio Manager at Oaktree, who will become Chief Executive Officer and Chief Investment Officer of the Company, and John B. Frank, Vice Chairman of Oaktree, who will become Chair of the Board.

The Board met in person with Oaktree to consider the New Investment Advisory Agreement on June 20, 2017 and July 13, 2017. At the in person meeting of the Board held on July 13, 2017, the Board, including each of the Independent Directors, unanimously approved the New Investment Advisory Agreement. The Independent Directors met separately with independent legal counsel (the “independent counsel”) on multiple occasions in connection with their review of the New Investment Advisory Agreement and the Transaction. In reaching its decision to approve the New Investment Advisory Agreement, the Board, including all of the Independent Directors, reviewed a significant amount of information, which had been furnished by Oaktree at the request of the independent counsel, on behalf of the Independent Directors. In reaching a decision to approve the New Investment Advisory Agreement, the Board considered, among other things: the nature, extent and quality of services to be performed by Oaktree; the investment performance of the Company and funds managed by Oaktree; the expected costs of services to be provided and the anticipated profits to be realized by Oaktree and its affiliates from their relationship with the Company; the possible economies of scale that would be realized due to the Company’s growth; whether fee levels reflect such economies of scale for the benefit of investors; and comparisons of services to be rendered to and fees to be paid by the Company with the services provided by and the fees paid to other investment advisers and the services provided to and the fees paid by other Oaktree clients. See “Proposal 1 — Board Approval of the New Investment Advisory Agreement” for additional detail regarding the Board’s and the Independent Directors’ approval of the New Investment Advisory Agreement.

What are the conditions of the Purchase Agreement?

The consummation of the Transaction is subject to certain terms and conditions, including, among others: (i) approval of the New Investment Advisory Agreement by the Company’s stockholders; (ii) the approval of a new investment advisory agreement by stockholders of FSC, a publicly traded business development company whose investment adviser is also Fifth Street Management; (iii) the election to the Board of five new directors by the Company’s stockholders; (iv) the election to the board of FSC of five new directors by FSC’s stockholders; (v) the approval of the Transaction by the stockholders of FSAM and (vi) the receipt of any required regulatory and other approvals. If each of the terms and conditions is satisfied or waived, the parties to the Purchase Agreement anticipate that the closing of the Transaction will take place in the fourth calendar quarter of 2017.

Are there any additional conditions associated with the Transaction?

Yes. The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or any other interest in an investment adviser occurs that results in an “assignment” of an investment advisory contract, as such term is defined in the 1940 Act, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•	First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the new investment adviser or predecessor adviser. The Board is expected to meet this requirement following closing of the Transaction as only one of the six directors on the Board will be an “interested person” of Oaktree or Fifth Street Management after the election of the five new directors nominated for election at the Special Meeting; and
•	Second, an “unfair burden” must not be imposed on the investment company as a result of the Transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). Oaktree will conduct, and use its reasonable best efforts to cause its affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). In this regard, it is notable that: (i) the New Investment Advisory Agreement will reduce the incentive fee rates paid by the Company; (ii) the Company will pay no incentive fee on capital gains until the Company’s 2019 fiscal year under the New Investment Advisory Agreement; and (iii) to ensure compliance with Section 15(f), Oaktree will enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any management or incentive fees that exceed what would have been paid to Fifth Street Management in the aggregate under the Current Investment Advisory Agreement.

How will the closing of the Transaction affect the Company’s investment objectives and strategy?

The Company’s investment objective, which is to maximize our portfolio’s total return by generating current income from our debt investments while seeking to preserve our capital, will remain unchanged as a result of the entry into the New Investment Advisory Agreement. Over time, Oaktree intends to shift the Company’s investment focus away from “senior” obligations to broaden the Company’s investment scope.

Will the Company continue to be a publicly traded business development company after closing of the Transaction?

Yes. After closing of the Transaction, the Company will continue to be a business development company and its shares of common stock will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol will change to “OCSI.” The Company’s stockholders will continue to own the same amount and type of shares in the same Company.

Will the Company’s name change?

Yes. In accordance with the provisions of the General Corporation Law of the State of Delaware, the Board has approved the change in the Company’s name to Oaktree Strategic Income Corporation, subject to and effective upon the closing of the Transaction.

How will the base management fees payable by the Company change under the New Investment Advisory Agreement?

The base management fee under the New Investment Advisory Agreement will remain unchanged at 1.00% of gross assets. “Gross assets” includes any investments made with borrowings, but excludes any cash or cash equivalents.

How will the incentive fees payable by the Company change under the New Investment Advisory Agreement?

The rate of the incentive fee payable on the Company’s pre-incentive fee net investment income will decrease from 20.0% to 17.5%, while the rate at which the income-based incentive fee will be earned during the “catch up” will be increased from 50% to 100%. The rate of the capital gains-based incentive fee, which will not be charged until the fiscal year ending September 30, 2019, will also decrease from 20.0% to 17.5%. Capital gains subject to the incentive fee will begin to accumulate at the beginning of the Company’s 2019 fiscal year, and any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 will be excluded from the calculations of the capital gains-based incentive fee.

How does the Board recommend that I vote with respect to the proposal to approve the New Investment Advisory Agreement?

In evaluating the New Investment Advisory Agreement, the Board reviewed certain materials furnished separately by Oaktree and its affiliates. The Board discussed these materials and believes the New Investment Advisory Agreement is in the best interests of the Company and its stockholders for the reasons described later in the proxy statement. Accordingly, after careful consideration, the Board, including each of the Independent Directors, unanimously recommends that you vote “FOR” the proposal to approve the New Investment Advisory Agreement.

How does the Board recommend that I vote with respect to each of the proposed nominees to serve on the Board?

The Board considered each of the director nominees and, after careful consideration, the Board, including each of the Independent Directors, unanimously recommends that you vote “FOR” each of the nominees to serve as directors on the Board.

Have any stockholders who own 5% or more of the Company’s outstanding stock expressed a view regarding the Proposals?

Yes. Beneficial owners holding approximately 26.9% of the Company’s outstanding stock, including Leonard M. Tannenbaum, the chief executive officer of Fifth Street Management, and Holdings, a subsidiary of FSAM, have agreed to vote in favor of the Proposals and take certain other actions at the direction of Oaktree. Prior to entry into such voting agreement, the Board adopted a resolution pursuant to Section 203 of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of the Company’s outstanding stock by Oaktree or any of its affiliates pursuant to such voting agreement in order that the restrictions on business combinations contained in Section 203 will not apply to Oaktree or any of its affiliates.

Do any of the Company’s directors or officers have an interest in the approval of the New Investment Advisory Agreement that is different from that of the Company’s stockholders generally?

As described later in this proxy statement, our directors and officers have certain conflicts of interests in connection with the vote on the New Investment Advisory Agreement.

Will the Company bear the costs associated with the Transaction and this solicitation of proxies?

No. The Purchase Agreement specifically provides that Oaktree and Fifth Street Management will bear all costs incurred by the Company related to the Transaction, the proxy statement and the Special Meeting.

Who will conduct the solicitation?

In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of our administrator, FSC CT LLC (“FSC CT”), or Fifth Street Management without additional compensation. The principal address of FSC CT and of Fifth Street Management is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. FSC CT has engaged Alliance Advisors, LLC (“Alliance Advisors”) to provide certain proxy solicitation services, for which it will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. The cost of such services will be borne by Oaktree and Fifth Street Management. Oaktree and Fifth Street Management will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

How do I vote by proxy and how many votes do I have?

If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Special Meeting, the persons named as proxies on the proxy card will vote the shares in the manner that you specified. If you sign the proxy card, but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board. You may also vote your shares by calling toll free at 1-866-804-9616 or through the Internet website of our proxy tabulator at www.AALVote.com/FSFRSM, as indicated on the proxy card.

If your shares are registered in the name of a bank or brokerage firm, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to such proposals.

If you require assistance with voting proxy or have any questions about the Special Meeting, please contact our proxy solicitor, Alliance Advisors, toll-free at 888-991-1291.

If any other matter is presented at the Special Meeting, the shares represented by such proxy will be voted in accordance with the best judgment of the person or persons exercising authority conferred by the proxy at the Special Meeting. You may cast one vote for each share of common stock that you owned as of the Record Date.

What does it mean if I receive more than one proxy card?

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card you receive. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

May I revoke my proxy?

Yes. You can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Special Meeting to Kerry Acocella, Secretary, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830; (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting; or (iii) voting in person at the Special Meeting. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting.

How do I vote in person?

If you are a stockholder of record at the close of business on the Record Date, you may vote in person at the Special Meeting by requesting a ballot when you arrive. You must bring valid photo identification, such as a driver’s license or passport, for admittance to the Special Meeting and may be requested to provide proof of stock ownership as of the Record Date.

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record.  You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC.

Beneficial Owner.  You are a beneficial owner if at the close of business on the Record Date your shares were held by a broker, bank, trustee or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by following the voting instructions your broker, bank, trustee or nominee provides. If you do not provide your broker, bank, trustee or nominee with instructions on how to vote your shares, your broker, bank, trustee or nominee will not be able to vote your shares with respect to any of the proposals.

What will happen if I do not vote my shares?

Stockholders of Record.  If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone or the Internet or in person at the Special Meeting, your shares will not be voted at the Special Meeting.

Beneficial Owners.  Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. There are no “routine” matters being considered at the Special Meeting. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the Company’s proposals to approve the New Investment Advisory Agreement and to elect directors, your broker will not be permitted to vote your shares at the Special Meeting.

What is the vote required for each proposal?

Approval of the New Investment Advisory Agreement.  Approval of the New Investment Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Company. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions will have the effect of a vote against this proposal. If the Company’s stockholders do not approve the proposal, the Current Investment Advisory Agreement with Fifth Street Management will remain in effect, the Company’s current directors and officers will not resign and the Transaction will not be consummated.

Election of directors.  The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Special Meeting, present and voting, in person or represented by proxy, is required to elect each director nominee of the Company (i.e., the candidates receiving the most “for” votes will win each election). Stockholders may not cumulate their votes. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

What will happen if only Proposal 1 or Proposal 2 is approved but not both proposals or if neither of these proposals is approved?

As discussed in more detail in the enclosed Proxy Statement, the closing of the Transaction is conditioned on, among other things: (i) approval of the New Investment Advisory Agreement by the Company’s stockholders; (ii) the approval of a new investment advisory agreement by stockholders of FSC; (iii) the election to the Board of five new directors by the Company’s stockholders; (iv) the election to the board of FSC of five new directors by FSC’s stockholders; (v) the approval of the Transaction by the stockholders of FSAM and (vi) the receipt of any required regulatory and other approvals.

Proposal 2 is contingent upon the approval of Proposal 1 and on closing of the Transaction. If Proposal 1 is not approved by the Company’s stockholders or if only Proposal 1, but not Proposal 2, is approved by the Company’s stockholders, then the Transaction will not close.

If the Transaction does not close because the Company’s stockholders do not approve either Proposal 1 or Proposal 2 at the Special Meeting or any of the other conditions to the closing of the Transaction are not satisfied or waived, the Company will continue to operate pursuant to the Current Investment Advisory Agreement, its current directors will continue to serve as its directors until their successors are duly elected and qualified at a future annual meeting of stockholders and its executive officers will not resign.

How do I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Special Meeting.

Who should I call if I have any questions?

If you have any questions about the Special Meeting, voting or your ownership of the Company’s common stock, please contact Alliance Advisors:

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ – 07003

Banks and Brokerage Firms &

Stockholders and All Others

Call Toll-Free: 888-991-1291

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 13, 2017, the beneficial ownership information of each current director and the nominees for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 29,466,768 shares of common stock outstanding as of July 13, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and Independent Directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). The address of all executive officers, directors and director nominees is c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Number of Shares of Common Stock Owned Beneficially	Percentage of Company Common Stock Outstanding
Interested Directors:
Bernard D. Berman(1)	101,500	*
Alexander C. Frank	3,000	*
John B. Frank(2)	0	0%
Independent Directors:
James Castro-Blanco	2,093	*
Richard W. Cohen	13,000	*
Richard P. Dutkiewicz(1)	5,000	*
Jeffrey R. Kay	1,465	*
Marc H. Gamsin(2)	0	0%
Craig Jacobson(2)	0	0%
Richard G. Ruben(2)	0	0%
Bruce Zimmerman(2)	0	0%
Executive Officers Who Are Not Directors:
Steven M. Noreika	1,355	*
All Executive Officers, Directors and Director Nominees as a Group(3)	127,413	*
5% Holders
Leonard M. Tannenbaum(1)(4)	5,249,026	17.8%
Fifth Street Holdings L.P.(5)	2,677,519	9.1%

*	Represents less than 1%
(1)	Shares owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.
(2)	Individual is a director nominee and does not currently serve on the Board.
(3)	Amount only includes the current executive officers, current directors and director nominees.

(4)	The address for Leonard M. Tannenbaum is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. As reported on the Schedule 13D/A filed by Mr. Tannenbaum on December 8, 2016 and Form 4 filed by Mr. Tannenbaum on February 16, 2017, of the shares of Company common stock over which Mr. Tannenbaum has sole voting and dispositive power: (i) 5,098,783,622 shares are held by him directly; (ii) 139,367 shares are held directly by the Leonard M. Tannenbaum 2012 Trust (the “Trust”) for the benefit of certain members of Mr. Tannenbaum’s family for which Mr. Bernard D. Berman is a trustee; and 10,875 shares are held as custodian for his three children (in the amounts of 7,500 shares, 2,000 shares and 1,375 shares). The address for the Trust is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. In addition, for purposes of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Tannenbaum has shared voting and dispositive power over the 2,677,519 shares of Company common stock directly held by Holdings and disclosed separately in the table above.
(5)	The address for Holdings is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. The 2,677,519 shares of Company common stock directly held by Holdings are also beneficially owned by Mr. Leonard M. Tannenbaum for purposes of Section 13 of the Exchange Act.

As indicated above, certain of our officers and directors hold shares in margin accounts. As of July 13, 2017, no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

The following table sets forth, as of July 13, 2017, the dollar range of our equity securities that is beneficially owned by each of our directors and director nominees.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Bernard D. Berman	Over $100,000
Alexander C. Frank	$10,001 – $50,000
John B. Frank(4)	None
Independent Directors:
James Castro-Blanco	$10,001 – $50,000
Richard W. Cohen	Over $100,000
Richard P. Dutkiewicz	$10,001 – $50,000
Jeffrey R. Kay	$10,001 – $50,000
Marc H. Gamsin(4)	None
Craig Jacobson(4)	None
Richard G. Ruben(4)	None
Bruce Zimmerman(4)	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price per share for the Company’s common stock of $7.99 on July 13, 2017 on the NASDAQ Global Select Market.
(3)	The dollar range of equity securities beneficially owned are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(4)	Individual is a director nominee and does not currently serve on the Board.

PROPOSAL 1 — APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

Background

We are seeking approval of the New Investment Advisory Agreement between the Company and Oaktree, which, if approved by the Company’s stockholders, will replace the Current Investment Advisory Agreement with Fifth Street Management. Under the New Investment Advisory Agreement, Oaktree will be the Company’s sole investment adviser, and the Company will no longer have an investment advisory agreement with Fifth Street Management. The material terms of the services to be provided under the New Investment Advisory Agreement will be substantially the same as the Current Investment Advisory Agreement, except that services will be provided by Oaktree. In addition, the New Investment Advisory Agreement will include a reduction in the incentive fee rates and other changes to the calculation of both components of the incentive fee, as described below. Oaktree has agreed to enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any management or incentive fees under the New Investment Advisory Agreement that exceed what would have been paid to Fifth Street Management in the aggregate under the Current Investment Advisory Agreement.

The 1940 Act requires that a new investment advisory agreement be approved by both a majority of an investment company’s “non-interested” directors and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act.

The Board, including each of the Independent Directors, has unanimously approved the New Investment Advisory Agreement and believes it to be in the best interest of the Company and its stockholders. The Board is currently composed of six directors, four of whom are not “interested persons,” of the Company as defined in Section 2(a)(19) of the 1940 Act. If approved by the required majority of the Company’s stockholders, the New Investment Advisory Agreement will become effective upon consummation of the Transaction. We note that certain stockholders who own 5% or more of the Company’s outstanding stock, representing in the aggregate approximately 26.9% of the Company’s outstanding stock, have agreed to vote in favor of approving the New Investment Advisory Agreement and take certain other actions at the direction of Oaktree. Prior to entry into such voting agreement, the Board adopted a resolution pursuant to Section 203 of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of the Company’s outstanding stock by Oaktree or any of its affiliates pursuant to such voting agreement in order that the restrictions on business combinations contained in Section 203 will not apply to Oaktree or any of its affiliates.

Prior to the July 13, 2017 in person meeting of the Board, the Board was provided materials regarding both the Current Investment Advisory Agreement and the New Investment Advisory Agreement, which materials were discussed at a series of earlier telephonic meetings of the Independent Directors and at an in person meeting of the Board on June 20, 2017. The Board discussed whether it would be in the best interests of the Company to approve the New Investment Advisory Agreement, to take effect in connection with the closing of the Transaction. The Board, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement and recommended that the New Investment Advisory Agreement be submitted to the Company’s stockholders for approval at the Special Meeting.

The stockholders of the Company are being asked at the Special Meeting to approve the New Investment Advisory Agreement between the Company and Oaktree for an initial term of two years. If the Company enters into the New Investment Advisory Agreement, each of the Current Investment Advisory Agreement and the Company’s current administration agreement (the “Current Administration Agreement”) with FSC CT would be terminated at such time. In addition, at such time the Company expects to enter into a new administration agreement with Oaktree Fund Administration, LLC, an affiliate of Oaktree (“Oaktree Administrator”), which we refer to as the “New Administration Agreement,” for an initial term of two years. The Board believes that the approval of the New Investment Advisory Agreement is in the best interest of the Company and its stockholders and will benefit the Company. The Company’s investment objective, which is to maximize our portfolio’s total return by generating current income from our debt investments while seeking to preserve our capital, will remain unchanged as a result of the entry into the New Investment Advisory Agreement. Over time, Oaktree intends to shift the Company’s investment focus away from “senior” obligations to broaden the Company’s investment scope.

If the Company and Oaktree enter into the New Investment Advisory Agreement, the Company’s name will change to Oaktree Strategic Income Corporation, the Company will continue to be a business development company, and you will still own the same amount and type of shares in the Company. The shares of common stock of the Company will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol is expected to change to “OCSI.” Following the closing of the Transaction and appointment of Oaktree as the Company’s investment adviser, all of our executive officers and directors, other than Richard W. Cohen, will resign from their positions.

If the Company and Oaktree do not enter into the New Investment Advisory Agreement, the Current Investment Advisory Agreement and Current Administration Agreement will remain in place, and the Company’s management will remain unchanged.

A copy of the form of the New Investment Advisory Agreement is attached to this proxy statement as Exhibit A. The following description of the material terms of the New Investment Advisory Agreement is only a summary and is qualified in its entirety by reference to Exhibit A. A copy of the form of the New Investment Advisory Agreement marked to show changes from the Current Investment Advisory Agreement is attached to this proxy statement as Exhibit B.

Overview of Fifth Street Management

Fifth Street Management has provided investment advisory services to the Company since its inception. Subject to the oversight of the Board, Fifth Street Management serves as the Company’s investment adviser and is responsible for managing the Company’s investments on a day-to-day basis. Fifth Street Management is a direct wholly-owned subsidiary of Holdings and an indirect partially-owned subsidiary of FSAM. FSAM’s principal executive offices are located at 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. Leonard M. Tannenbaum is the chief executive officer of both Fifth Street Management and FSAM and chairman of FSAM’s board of directors. Mr. Tannenbaum and Mr. Berman, the chairman of the Board and the Company’s chief executive officer, together hold greater than 95% of the combined voting power of FSAM. In addition, Kerry S. Acocella, our chief compliance officer and secretary, serves in the same role for Fifth Street Management and Alexander C. Frank, currently a director of the Company, serves as the chief operating officer and chief financial officer of FSAM. The board of directors of FSAM is currently comprised of: Mr. Tannenbaum; Michael W. Arthur, head of Michael Arthur & Associates, a consulting and interim management firm; Alexander C. Frank, the chief operating officer and chief financial officer of FSAM; Jodi H. Bond, senior vice president of the Americas for the International Division of the U.S. Chamber of Commerce; Thomas H. Brandt, co-owner and Director of Real Estate of College Street Foods, LLC; Thomas L. Harrison, chairman emeritus of Diversified Agency Services, a division of the Omnicom Group; and James F. Velgot, the former Chief of Staff of FSAM. The address of each of the executive officers and directors of Fifth Street Management and FSAM is c/o Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Purchase Agreement

The Purchase Agreement provides that Oaktree will acquire substantially all of the assets of Fifth Street Management related to its management of the Company and FSC, another publicly traded business development company. Oaktree will acquire these assets and assume certain liabilities associated with the acquired assets arising following the consummation of such acquisition and make a cash payment to Fifth Street Management upon the satisfaction or waiver of certain conditions, including, among other things: (i) approval of the New Investment Advisory Agreement by the Company’s stockholders; (ii) the approval of a new investment advisory agreement by stockholders of FSC; (iii) the election to the Board of five new directors by the Company’s stockholders; (iv) the election to the board of FSC of five new directors by FSC’s stockholders; (v) the approval of the Transaction by the stockholders of FSAM and (vi) the receipt of any required regulatory and other approvals.

The Company understands that the Transaction will result in the sale of substantially all of the assets used by Fifth Street Management in its current role as investment adviser to the Company. The Company is not a party to the Purchase Agreement and is therefore not in a position to assess whether the Transaction will result in a change of control of Fifth Street Management. Whether a change of control will occur is a facts-and-circumstances analysis that the Company understands has not been performed because it is not necessary for the Transaction.

The Board has been informed that Oaktree and Fifth Street Management have agreed to take certain actions to ensure that the Transaction complies with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” that allows Fifth Street Management to receive any amount or benefit in connection with the Transaction as long as certain conditions are met. First, for a period of three years after the completion of the Transaction, at least 75% of the members of the Board must not be interested persons of Oaktree or Fifth Street Management. Second, an “unfair burden” must not be imposed on the Company as a result of the Transaction or any express or implied terms, conditions or understandings applicable thereto during the two-year period after the completion of the Transaction. Additional information about the requirements of Section 15(f) of the 1940 Act is included under the heading “— Section 15(f).” The Board is expected to meet the 75% independence requirement following closing of the Transaction as only one of the six directors on the Board will be an “interested person” of Oaktree or Fifth Street Management after the election of the five new directors nominated for election at the Special Meeting. With respect to the “unfair burden” requirement, Oaktree will conduct, and use its reasonable best efforts to cause its affiliates to conduct, relevant aspects of their respective businesses in order to avoid imposing an unfair burden on the Company during the two-year period after closing of the Transaction. In this regard, it is notable that: (i) the New Investment Advisory Agreement will reduce the incentive fee rates paid by the Company; (ii) the Company will pay no incentive fee on capital gains until the Company’s 2019 fiscal year under the New Investment Advisory Agreement; and (iii) to ensure compliance with Section 15(f), Oaktree will enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any management or incentive fees that exceed what would have been paid to Fifth Street Management in the aggregate under the Current Investment Advisory Agreement.

Our executive officers and interested directors, including Mr. Berman and Mr. Alexander C. Frank, own shares of Class A common stock (and, in the case of Mr. Berman, Class B common stock) of FSAM and/or derivative securities convertible into Class A common stock of FSAM. FSAM has announced that it intends to pay a special dividend in the amount of approximately $2.75 per share of FSAM Class A common stock following the closing of the Transaction. Our executive officers and interested directors are also beneficiaries of indemnification and insurance coverage provided by the Company, and Mr. Berman and Mr. Alexander C. Frank have entered into indemnification agreements with the Company. In addition, Mr. Berman, Mr. Alexander C. Frank and Mr. Noreika (together with Mr. Tannenbaum and Ivelin M. Dimitrov, the Company’s former Chief Executive Officer and a former member of the Board) own limited partnership interests in Holdings which will receive a portion of the Transaction proceeds paid by Oaktree to Fifth Street Management pursuant to the Purchase Agreement. Mr. Berman, Mr. Tannenbaum and Mr. Dimitrov will also be entitled to receive an aggregate of approximately $800,000 owed pursuant to the tax receivable agreement that they are parties to with FSAM that was entered into in connection with FSAM’s initial public offering, but they have waived their right to all future payments pursuant to the tax receivable agreement, including to the extent triggered by the Transaction.

The Independent Directors do not have any interest in the Transaction. Other than their new positions as directors of the Company, the new Independent Directors will have no interest in the Transaction. Other than their employment by or ownership of Oaktree, the new interested director and officers will have no interest in the Transaction.

Overview of the New Investment Advisory Agreement

Management Services

Oaktree is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the New Investment Advisory Agreement is approved by our stockholders, upon closing of the Transaction and subject to the overall supervision of our Board, Oaktree will manage our day-to-day operations and provide us with investment advisory services. Under the proposed terms of the New Investment Advisory Agreement, Oaktree will:

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	identify, evaluate and negotiate the structure of the investments we make;
•	execute, close, monitor and service the investments we make;

•	determine what securities and other assets we purchase, retain or sell;
•	perform due diligence on prospective portfolio companies; and
•	provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Oaktree’s services under the New Investment Advisory Agreement will not be exclusive and it will generally be free to furnish similar services to other entities so long as its services to us are not impaired.

Fifth Street Management currently provides us with similar investment advisory services under the Current Investment Advisory Agreement.

Management Fee

Under the New Investment Advisory Agreement, we will pay Oaktree a fee for its services under the investment advisory agreement consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee payable to Oaktree and any incentive fees earned by Oaktree will ultimately be borne by our common stockholders.

Base Management Fee

Under the New Investment Advisory Agreement, the base management fee on total gross assets, including any investment made with borrowings, but excluding cash and cash equivalents, will be 1.00%. This is the same base management fee payable under the Current Investment Advisory Agreement.

Incentive Fee

The incentive fee consists of two parts. Under the New Investment Advisory Agreement, the first part of the incentive fee, which is referred to as the incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The payment of the incentive fee on income will be subject to payment of a preferred return to investors each quarter (i.e., a “hurdle rate”), expressed as a rate of return on the value of our net assets at the end of the most recently completed quarter, of 1.50%, subject to a “catch up” feature.

For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies other than fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Under the New Investment Advisory Agreement, the calculation of the incentive fee on income for each quarter will be as follows:

•	No incentive fee is payable to Oaktree in any quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.50% (the “preferred return”) on net assets.
•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.8182% in any quarter (7.2727% annualized) is payable to Oaktree. This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 1.8182%) is referred to as the “catch-up.” The “catch up” provision is intended to provide Oaktree with an incentive fee of 17.5% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 1.8182% in any quarter.

•	17.5% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.8182% in any quarter (7.2727% annualized) is payable to Oaktree once the hurdle is reached and the catch-up is achieved (17.5% of all pre-incentive fee net investment income thereafter is allocated to Oaktree).

There is no accumulation of amounts on the hurdle rate from quarter to quarter and accordingly there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle.

The following is a graphical representation of the calculation of the incentive fee on income under the New Investment Advisory Agreement:

Quarterly Incentive Fee on Income
Pre-incentive fee net investment income
(expressed as a percentage of net assets)

Percentage of pre-incentive fee net investment income allocated to income-related portion of incentive fee

Under the Current Investment Advisory Agreement, the Company pays an incentive fee on income for each quarter as follows:

•	No incentive fee is payable to Fifth Street Management in any quarter in which the Company’s pre-incentive fee net investment income does not exceed the preferred return of 1.50% (the “preferred return” or “hurdle”).
•	50% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any quarter (10% annualized) is payable to Fifth Street Management. This portion of the pre-incentive fee net investment income (which exceeds the preferred return but is less than or equal to 2.5%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide Fifth Street Management with an incentive fee on income of 20% on all of our pre-incentive fee net investment income as if the preferred return did not apply when our pre-incentive fee net investment income exceeds 2.5% in any quarter.
•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.5% in any quarter (10% annualized) is payable to Fifth Street Management once the preferred return is reached and the catch-up is achieved (20% of all pre-incentive fee net investment income thereafter is allocated to Fifth Street Management).

Under the New Investment Advisory Agreement, the second part of the incentive fee will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date) commencing with the fiscal year ending September 30, 2019 and will equal 17.5% of our realized capital gains, if any, on a cumulative basis from the beginning of the fiscal year ending September 30, 2019 through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees under the New Investment Advisory Agreement. Any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 will be excluded from the calculations of the second part of the incentive fee.

Under the Current Investment Advisory Agreement, the capital gains incentive fee is equal to 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fee. As of September 30, 2016, the Company had realized capital losses from inception of an aggregate of approximately $10.9 million, all of which would need to be earned in the form of realized capital gains before the Company could pay Fifth Street Management a capital gains incentive fee. This same requirement will not exist under the New Investment Advisory Agreement.

Examples of Quarterly Incentive Fee Calculation under the New Investment Advisory Agreement

Example 1: Incentive Fee on Income for Each Quarter

Alternative 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.75%
Preferred return under the New Investment Advisory Agreement1 = 1.50%
Management fee under the New Investment Advisory Agreement2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-incentive fee net investment income
      (investment income – (management fee + other expenses)) = 1.30%

Pre-incentive fee net investment income does not exceed the preferred return under the New Investment Advisory Agreement, therefore there is no incentive fee on income under the New Investment Advisory Agreement.

Alternative 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.25%
Preferred return under the New Investment Advisory Agreement1 = 1.50%
Management fee under the New Investment Advisory Agreement2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-incentive fee net investment income
      (investment income – (management fee + other expenses)) = 1.80%
Incentive fee = 17.5% × pre-incentive fee net investment income, subject to “catch-up”3
      = 100% × (1.80% – 1.50%)
      = 0.30%

Alternative 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.5%
Preferred return under the New Investment Advisory Agreement1 = 1.50%
Management fee under the New Investment Advisory Agreement2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-incentive fee net investment income
      (investment income – (management fee + other expenses)) = 3.05%
Incentive fee = 17.5% × pre-incentive fee net investment income, subject to “catch-up”3
Incentive fee = 100% × “catch-up” + (17.5% × (pre-incentive fee net investment income – 1.8182%))
Catch-up = 1.8182% – 1.50% = 0.3182%
Incentive fee = (100% × 0.3182%) + (17.5% × (3.05% –1.8182%))
      = 0.3182% + (17.5% × 1.2318%)
      = 0.3182% + 0.2158%
      = 0.534%

[1]	Represents 6.0% annualized preferred return.
[2]	Represents 1.0% annualized management fee.
[3]	The “catch-up” provision is intended to provide Oaktree with an incentive fee of 17.5% on all of our pre-incentive fee net investment income as if a preferred return did not apply when our net investment income exceeds 1.50% in any calendar quarter and is not applied once Oaktree has received 17.5% of investment income in a quarter. The “catch-up” portion of our pre-incentive fee net investment income is the portion that exceeds the 1.50% preferred return but is less than or equal to approximately 1.8182% (that is, 1.50% divided by (1 – 0.175)) in any fiscal quarter.

Example 2: Incentive Fee on Capital Gains under the New Investment Advisory Agreement

Assumptions

•

Year 1:

$10 million investment made in Company A (“Investment A”), $10 million investment made in Company B (“Investment B”), $10 million investment made in Company C (“Investment C”), $10 million investment made in Company D (“Investment D”) and $10 million investment made in Company E (“Investment E”).

•

Year 2:

Investment A sold for $20 million, fair market value (“FMV”) of Investment B determined to be $8 million, FMV of Investment C determined to be $12 million, and FMV of Investments D and E each determined to be $10 million.

•

Year 3:

FMV of Investment B determined to be $8 million, FMV of Investment C determined to be $14 million, FMV of Investment D determined to be $14 million and FMV of Investment E determined to be $16 million.

•	Year 4: Investment D sold for $12 million, FMV of Investment B determined to be $10 million, FMV of Investment C determined to be $16 million and FMV of Investment E determined to be $14 million.
•	Year 5: Investment C sold for $20 million, FMV of Investment B determined to be $14 million and FMV of Investment E determined to be $10 million.
•	Year 6: Investment B sold for $16 million and FMV of Investment E determined to be $8 million.
•	Year 7: Investment E sold for $8 million and FMV.

These assumptions are summarized in the following chart:

	Investment A	Investment B	Investment C	Investment D	Investment E	Cumulative Unrealized Capital Depreciation	Cumulative Realized Capital Losses	Cumulative Realized Capital Gains
Year 1	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	—	—	—
Year 2	$20 million (sale price)	$8 million FMV	$12 million FMV	$10 million FMV	$10 million FMV	$2 million	—	$10 million
Year 3	—	$8 million FMV	$14 million FMV	$14 million FMV	$16 million FMV	$2 million	—	$10 million
Year 4	—	$10 million FMV	$16 million FMV	$12 million (sale price)	$14 million FMV	—	—	$12 million
Year 5	—	$14 million FMV	$20 million (sale price)	—	$10 million FMV	—	—	$22 million
Year 6	—	$16 million (sale price)	—	—	$8 million FMV	$2 million	—	$28 million
Year 7	—	—	—	—	$8 million (sale price)	—	$2 million	$28 million

The Incentive Fee on Capital Gains under the New Investment Advisory Agreement would be:

•	Year 1: None
•	Year 2: Capital Gains Fee = 17.5% multiplied by ($10 million realized capital gains on sale of Investment A less $2 million cumulative capital depreciation) = $1.4 million
•

Year 3:

Capital Gains Fee = (17.5% multiplied by ($10 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $1.4 million cumulative Capital Gains Fee previously paid = $1.4 million less $1.4 million = $0.00 million

•

Year 4:

Capital Gains Fee = (17.5% multiplied by ($12 million cumulative realized capital gains)) less $1.4 million cumulative Capital Gains Fee previously paid = $2.1 million less $1.4 million = $0.7 million

•

Year 5:

Capital Gains Fee = (17.5% multiplied by ($22 million cumulative realized capital gains)) less $2.1 million cumulative Capital Gains Fee previously paid = $3.85 million less $2.1 million = $1.75 million

•

Year 6:

Capital Gains Fee = (17.5% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $3.85 million cumulative Capital Gains Fee previously paid = $4.55 million less $3.85 million = $0.70 million

•

Year 7:

Capital Gains Fee = (17.5% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative realized capital losses)) less $4.55 million cumulative Capital Gains Fee previously paid = $4.55 million less $4.55 million = $0.00 million

Examples of Quarterly Incentive Fee Calculation under the Current Investment Advisory Agreement

Example 1: Incentive Fee on Income for Each Quarter

Alternative 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.75%
Preferred return under the Current Investment Advisory Agreement1 = 1.50%
Management fee under the Current Investment Advisory Agreement2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-incentive fee net investment income
      (investment income – (management fee + other expenses)) = 1.30%

Pre-incentive fee net investment income does not exceed the preferred return under the Current Investment Advisory Agreement, therefore there is no incentive fee on income under the Current Investment Advisory Agreement.

Alternative 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.25%
Preferred return under the Current Investment Advisory Agreement1 = 1.50%
Management fee under the Current Investment Advisory Agreement2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-incentive fee net investment income
      (investment income – (management fee + other expenses)) = 1.80%
Incentive fee = 20.0% × pre-incentive fee net investment income, subject to “catch-up”3
      = 50% × (1.80% – 1.50%)
      = 0.15%

Alternative 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.5%
Preferred return under the Current Investment Advisory Agreement1 = 1.50%
Management fee under the Current Investment Advisory Agreement2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-incentive fee net investment income
      (investment income – (management fee + other expenses)) = 3.05%
Incentive fee = 20.0% × pre-incentive fee net investment income, subject to “catch-up”3
Incentive fee = 50% × “catch-up” + (20.0% × (pre-incentive fee net investment income – 2.5%))
Catch-up = 2.5% – 1.50% = 1.00%

Incentive fee = (50% × 1.00%) + (20.0% × (3.05% –2.50%))
      = 0.50% + (20.0% × 0.55%)
      = 0.50% + 0.11%
      = 0.61%

[1]	Represents 6.0% annualized preferred return.
[2]	Represents 1.0% annualized management fee.
[3]	The “catch-up” provision is intended to provide Fifth Street Management with an incentive fee of 20.0% on all of our pre-incentive fee net investment income as if a preferred return did not apply when our net investment income exceeds 1.50% in any calendar quarter and is not applied once Fifth Street Management has received 20.0% of investment income in a quarter. The “catch-up” portion of our pre-incentive fee net investment income under the Current Investment Advisory Agreement is 50% of the portion that exceeds the 1.50% preferred return but is less than or equal to approximately 2.5% in any fiscal quarter.

Example 2: Incentive Fee on Capital Gains under the Current Investment Advisory Agreement

Assumptions

•

Year 1:

$10 million investment made in Company A (“Investment A”), $10 million investment made in Company B (“Investment B”), $10 million investment made in Company C (“Investment C”), $10 million investment made in Company D (“Investment D”) and $10 million investment made in Company E (“Investment E”).

•

Year 2:

Investment A sold for $20 million, fair market value (“FMV”) of Investment B determined to be $8 million, FMV of Investment C determined to be $12 million, and FMV of Investments D and E each determined to be $10 million.

•

Year 3:

FMV of Investment B determined to be $8 million, FMV of Investment C determined to be $14 million, FMV of Investment D determined to be $14 million and FMV of Investment E determined to be $16 million.

•	Year 4: Investment D sold for $12 million, FMV of Investment B determined to be $10 million, FMV of Investment C determined to be $16 million and FMV of Investment E determined to be $14 million.
•	Year 5: Investment C sold for $20 million, FMV of Investment B determined to be $14 million and FMV of Investment E determined to be $10 million.
•	Year 6: Investment B sold for $16 million and FMV of Investment E determined to be $8 million.
•	Year 7: Investment E sold for $8 million and FMV.

These assumptions are summarized in the following chart:

	Investment A	Investment B	Investment C	Investment D	Investment E	Cumulative Unrealized Capital Depreciation	Cumulative Realized Capital Losses	Cumulative Realized Capital Gains
Year 1	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	—	—	—
Year 2	$20 million (sale price)	$8 million FMV	$12 million FMV	$10 million FMV	$10 million FMV	$2 million	—	$10 million
Year 3	—	$8 million FMV	$14 million FMV	$14 million FMV	$16 million FMV	$2 million	—	$10 million
Year 4	—	$10 million FMV	$16 million FMV	$12 million (sale price)	$14 million FMV	—	—	$12 million
Year 5	—	$14 million FMV	$20 million (sale price)	—	$10 million FMV	—	—	$22 million
Year 6	—	$16 million (sale price)	—	—	$8 million FMV	$2 million	—	$28 million
Year 7	—	—	—	—	$8 million (sale price)	—	$2 million	$28 million

The Incentive Fee on Capital Gains under the Current Investment Advisory Agreement would be:

•	Year 1: None
•	Year 2: Capital Gains Fee = 20.0% multiplied by ($10 million realized capital gains on sale of Investment A less $2 million cumulative capital depreciation) = $1.6 million
•

Year 3:

Capital Gains Fee = (20.0% multiplied by ($10 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $1.6 million cumulative Capital Gains Fee previously paid = $1.6 million less $1.6 million = $0.00 million

•

Year 4:

Capital Gains Fee = (20.0% multiplied by ($12 million cumulative realized capital gains)) less $1.6 million cumulative Capital Gains Fee previously paid = $2.4 million less $1.6 million = $0.8 million

•

Year 5:

Capital Gains Fee = (20.0% multiplied by ($22 million cumulative realized capital gains)) less $2.4 million cumulative Capital Gains Fee previously paid = $4.4 million less $2.4 million = $2.0 million

•

Year 6:

Capital Gains Fee = (20.0% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $4.4 million cumulative Capital Gains Fee previously paid = $5.2 million less $4.4 million = $0.80 million

•

Year 7:

Capital Gains Fee = (20.0% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative realized capital losses)) less $5.2 million cumulative Capital Gains Fee previously paid = $5.2 million less $5.2 million = $0.00 million

Comparison of Fee Structures

The following table compares the fee structures under the Current Investment Advisory Agreement and the New Investment Advisory Agreement:

	Current Investment Advisory Agreement	New Investment Advisory Agreement
Management Fee
Base Management Fee	1.00%	1.00%
Measured Net of Cash	YES	YES
Incentive Fee
Rate on Net Investment Income	20.0%	17.5%
Quarterly Hurdle Rate	1.50%	1.50%
Total Return Hurdle	NO	NO
Catch-up Provision	YES	YES
Catch-up Rate	50.0%	100.0%
Rate on Net Realized Capital Gains	20.0%	17.5%

The below chart reflects differences in the base management fee and incentive fee on income when comparing the actual fees accrued for the twelve months ended March 31, 2017. No capital gains incentive fee was payable under the Current Investment Advisory Agreement and no capital gains incentive fee would have been payable under the New Investment Advisory Agreement.

	Aggregate Advisory Fees For the Twelve Months Ended March 31, 2017	Pro Forma Advisory Fees Under New Investment Advisory Agreement For the Twelve Months Ended March 31, 2017	Difference ($)	Difference (%)
Base Management Fee	$5.8 million	$5.8 million	—	—
Incentive Fee on Income	$4.0 million	$4.4 million	$0.4 million	10.0%
Total Fees	$9.8 million	$10.2 million	$0.4 million	4.1%
Fee Waiver(1)	—	($0.4 million)	$0.4 million	—
Total Net Fees (After Fee Waiver)(1)	$9.8 million	$9.8 million	—	—

(1)	Oaktree has agreed, for a period of two years from the date of the New Investment Advisory Agreement, to waive any management or incentive fees that exceed what would have been paid under the Current Investment Advisory Agreement. As a result, Oaktree would have waived $0.4 million of the incentive fee on income and net fees would not have increased for the twelve months ending March 31, 2017.

Collection and Disbursement of Fees Owed to Fifth Street Management

Under the Current Investment Advisory Agreement, both the base management fee and incentive fee on income are calculated and paid to Fifth Street Management at the end of each quarter. In order to ensure that Fifth Street Management receives any compensation earned during the quarter in which the New Investment Advisory Agreement takes effect, the initial payment of the base management fee and incentive fee on income under the New Investment Advisory Agreement will cover the entire quarter in which the New Investment Advisory Agreement becomes effective, and be calculated at a blended rate that will reflect fee rates under the respective investment advisory agreements for the portion of the quarter in which Fifth Street Management and Oaktree were serving as investment adviser. This structure will allow Oaktree to receive on behalf of Fifth Street Management and remit as paying agent the pro rata portion of the fees that were earned by, but not paid to, Fifth Street Management for services rendered to the Company prior to the termination of the Current Investment Advisory Agreement.

Duration and Termination

If the Company’s stockholders approve the New Investment Advisory Agreement, unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. Like the Current Investment Advisory Agreement, the New Investment Advisory Agreement will automatically terminate in the event of its assignment. The New Investment Advisory Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Investment Advisory Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

The Current Investment Advisory Agreement was most recently approved by our Board at an in person meeting held on September 6, 2016.

Indemnification

The New Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Oaktree and its officers, managers, partners, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Oaktree’s services under the New

Investment Advisory Agreement or otherwise as our investment adviser. The Current Investment Advisory Agreement contains identical provisions for Fifth Street Management and its officers.

Administrative Services

Upon effectiveness of the New Investment Advisory Agreement, the Company will enter into an administration agreement (the “New Administration Agreement”) with Oaktree Administrator. Pursuant to the New Administration Agreement, Oaktree Administrator will provide administrative services to the Company necessary for the operations of the Company, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the New Administration Agreement. Oaktree Administrator may, on behalf of the Company, conduct relations and negotiate agreements with custodians, trustees, depositories, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Oaktree Administrator will make reports to the Board of its performance of obligations under the New Administration Agreement and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company, in each case, as it shall determine to be desirable or as reasonably required by the Board; provided that the Administrator shall not provide any investment advice or recommendation. Oaktree Administrator will also provide portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, Oaktree Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company will reimburse Oaktree Administrator the allocable portion of overhead and other expenses incurred by Oaktree Administrator in performing its obligations under the New Administration Agreement, including the Company’s allocable portion of the rent of the Company’s principal executive offices at market rates and the Company’s allocable portion of the costs of compensation and related expenses of its chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, Oaktree Administrator. Oaktree Administrator may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. Unless earlier terminated as described below, the New Administration Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The New Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Administration Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

The Company’s Current Administration Agreement with FSC CT will be terminated upon entry into the New Administration Agreement. Under the Current Administration Agreement, FSC CT provides us with substantially similar services to those that will be provided by Oaktree Administrator under the New Administration Agreement.

Information about New Executive Officers and Leadership Changes

If the Company and Oaktree enter into the New Investment Advisory Agreement, all executive officers affiliated with Fifth Street Management, including Bernard D. Berman, Steven M. Noreika and Kerry S. Acocella, will no longer be in their positions and will be replaced with Edgar Lee (Chief Executive Officer and Chief Investment Officer), Mel Carlisle (Chief Financial Officer), and other individuals, each of whom is affiliated with Oaktree. Certain information with respect to Mr. Lee and Mr. Carlisle is set forth below, including a brief description of their recent business experience, including present occupations and employment and certain directorships that each person holds.

Edgar Lee.   Mr. Lee has been a Managing Director at Oaktree and served as the portfolio manager for Oaktree’s Strategic Credit strategy since 2013. From 2010 to 2013, Mr. Lee was a Senior Vice President

within Oaktree’s Distressed Debt group and led a number of the group’s investments in the media, technology and telecom industries. Prior to joining Oaktree in 2007, Mr. Lee worked within the Investment Banking division at UBS Investment Bank in Los Angeles, where he was responsible for advising clients on a number of debt and preferred stock restructurings, leveraged financings, buy-side and sell-side M&A, mezzanine financings and recapitalizations. Before that, he was employed within the Fixed Income division at Lehman Brothers Inc. Prior experience includes work at Katzenbach Partners LLP and the Urban Institute. Mr. Lee received a B.A. degree in economics from Swarthmore College and an M.P.P. with a concentration in applied economics from Harvard University. Previously, Mr. Lee served on the boards of Nine Entertainment and Charter Communications.

Mel Carlisle.   Mr. Carlisle has been a Managing Director and Head of the Distressed Debt Fund Accounting Team at Oaktree since 2006. He joined Oaktree in 1995. Prior thereto, Mr. Carlisle was a manager in the Client and Fund Reporting Department of The TCW Group, Inc. Previously, he was employed in the Financial Services Group in Price Waterhouse’s Los Angeles office. Mr. Carlisle received a B.A. degree in economics and accounting from Claremont McKenna College. He is a Certified Public Accountant (inactive). Since 2006, Mr. Carlisle has served as head of the Distressed Debt fund accounting team within the Closed-end Funds accounting group at Oaktree.

Information Regarding Oaktree

The executive officers of Oaktree are Howard Marks (Co-Chairman), Bruce Karsh (Co-Chairman and Chief Investment Officer), Jay Wintrob (Chief Executive Officer), John B. Frank (Vice Chairman), Sheldon Stone (Principal), Dan Levin (Chief Financial Officer), Susan Gentile (Chief Accounting Officer) and Todd Molz (General Counsel, Chief Administrative Officer and Secretary). The address of the principal business office of Oaktree and its officers is Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Board Approval of the New Investment Advisory Agreement

The Board met in person with Oaktree to consider the New Investment Advisory Agreement on June 20, 2017 and July 13, 2017. At the in person meeting of the Board held on July 13, 2017, the Board, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement. The Independent Directors met separately with independent counsel on multiple occasions in connection with their review of the New Investment Advisory Agreement and the Transaction. In reaching its decision to approve the New Investment Advisory Agreement, the Board, including all of the Independent Directors, reviewed a significant amount of information, which had been furnished by Oaktree at the request of the independent counsel, on behalf of the Independent Directors. In reaching a decision to approve the New Investment Advisory Agreement, the Board considered, among other things:

•	the nature, extent and quality of services to be performed by Oaktree;
•	the investment performance of the Company and funds managed by Oaktree;
•	the expected costs of services to be provided and the anticipated profits to be realized by Oaktree and its affiliates from their relationship with the Company;
•	the possible economies of scale that would be realized due to the Company’s growth;
•	whether fee levels reflect such economies of scale for the benefit of investors; and
•	comparisons of services to be rendered to and fees to be paid by the Company with the services provided by and the fees paid to other investment advisers and the services provided to and the fees paid by other Oaktree clients.

The Board noted that the terms of the New Investment Advisory Agreement would:

•	maintain the base management fee at 1.00% of gross assets;
•	decrease the rate of the income incentive fee from 20.0% to 17.5%;
•	decrease the rate of the capital gains incentive fee from 20.0% to 17.5%;
•	increase the catch-up rate from 50.0% to 100.0%; and

•	eliminate a capital gains incentive fee until the fiscal year ending September 30, 2019.

Throughout its discussions, the Board referred to a peer group of other business development companies, which consisted of Golub Capital BDC, Inc., PennantPark Floating Rate Capital Ltd., Solar Senior Capital Ltd. and TCG BDC, Inc. These entities represent those publicly traded business development companies with total assets of at least $400 million whose risk/return profile Oaktree believes is most similar to the risk/return profile of the Company’s anticipated investment focus following the Transaction.

The Board also noted that certain stockholders who own 5% or more of the Company’s outstanding common stock, representing in the aggregate approximately 26.9% of the Company’s outstanding common stock, have agreed to vote in favor of approval of the New Investment Advisory Agreement and take certain other actions at the direction of Oaktree. Prior to entry into such voting agreement, the Board adopted a resolution pursuant to Section 203 of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of the Company’s outstanding stock by Oaktree or any of its affiliates pursuant to such voting agreement in order that the restrictions on business combinations contained in Section 203 will not apply to Oaktree or any of its affiliates.

Nature, Extent and Quality of Services to be Provided

The Board considered Oaktree’s specific responsibilities in all aspects of day-to-day investment management of the Company, noting that the services to be provided under the New Investment Advisory Agreement are substantially identical to those services provided by Fifth Street Management under the Current Investment Advisory Agreement.

In considering the nature, extent and quality of the investment management services to be provided by Oaktree, the Board noted that it had previously reviewed the written responses of Oaktree to initial and supplemental inquiries from independent counsel on behalf of the Independent Directors, which included, among other things, information about the background and experience of its management and investment professionals. The Board noted that Oaktree is a global alternative asset manager with more than $100 billion of assets under management as of March 31, 2017, with more than $70 billion invested in corporate debt, distressed debt and convertible securities. They further discussed the scale of Oaktree’s operations, noting that Oaktree has more than 900 professionals in 18 cities across 13 countries. The Board also noted the strength of Oaktree’s fundraising efforts, with more than $10 billion of gross capital raised in each of the last 10 calendar years, and its general client base, including 75 of the 100 largest pension funds, more than 400 corporations, over 350 colleges, universities, endowments and foundations and 16 sovereign wealth funds.

The Board noted that, since 2005, Oaktree’s credit strategies have invested more than $10 billion across 240 direct lending transactions. The Board discussed the Oaktree team’s experience across a variety of loan structures, including first lien, second lien, unitranche, mezzanine and asset-backed loans, the firm’s focus on middle market companies with enterprise values of $100 million to $750 million and the fact that Oaktree has relationships with a mix of sponsor- and non-sponsor backed companies. The Board discussed Oaktree’s approach to direct lending, including the focus on proprietary opportunities, high quality portfolio companies and a rigorous approach to due diligence and structuring, as well as the investment process followed by Oaktree’s Strategic Credit team. The Board noted that, in 2016, the Strategic Credit team evaluated 223 potential lending opportunities for total proceeds of approximately $30 billion and that only approximately 10% of transactions moved to the term sheet and due diligence phase. The Board noted that Oaktree has greater cross-strategy collaboration than Fifth Street Management and that Oaktree’s other strategies could generate investment opportunities for the Company and provide greater insight into the overall business climate and market conditions.

The Board also considered other investment management services to be provided to the Company, such as the provision of managerial assistance, monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities laws and regulations. The Board discussed Oaktree’s cyber security programs and those of its service providers. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by Oaktree.

Investment Performance

The Board discussed the investment performance of funds managed by Oaktree. The Board noted that, since inception, Oaktree’s open-end strategies had outperformed their respective benchmarks across high yield bond, U.S. senior loan and convertible strategies while lagging slightly behind the benchmark of the European senior loans strategy. They also discussed the gross fund-level internal rate of return and net fund-level internal rate of return, in each case since inception, for closed-end strategies managed by Oaktree.

The Board discussed the investment performance of Oaktree Strategic Income, LLC, the private fund managed by the Oaktree Strategic Credit team that most closely approximates the Company’s present investment strategy. The Board noted that, as of March 31, 2017, the current yield on that account was 9.2%, the current average coupon was 9.1% and that the 10 largest holdings represented 38.1% of committed capital. The Board discussed how the performance of this account compared to the Company’s recent performance, focusing on the composition of the portfolio, and that of the Company’s peer group.

Expected Costs of Services Provided and Economies of Scale; Anticipated Profitability

The Board considered the costs the Company is expected to incur after entry into the New Investment Advisory Agreement based on information provided by Oaktree. The Board noted that the Company’s expense ratio under the New Investment Advisory Agreement would have been approximately 2.4%, as compared to a median across the peer group of 2.3%. The Board noted that the Company’s efficiency ratio, which is the ratio of total non-interest expenses to total investment income, would have been 39% under the New Investment Advisory Agreement, which is higher than the peer group median of 35%. The Board took into account Oaktree’s discussion of the higher expense ratio and efficiency ratio, noting the Company’s relatively higher non-management fee expenses and the limited number of funds in the Company’s peer group. Fifth Street Management informed the Board that the expense ratio and efficiency ratio presented by Oaktree under the New Investment Advisory Agreement were comparable to the actual ratios under the Current Investment Advisory Agreement.

The Board considered the extent to which economies of scale may be realized if the Company grows. The Board noted that economies of scale are difficult to generate when investing in originated debt investments and that no member of the peer group had implemented fee breakpoints.

The Board also reviewed information from Oaktree regarding the anticipated profitability to Oaktree from its relationship with the Company, noting that Oaktree does not expect to derive any material indirect benefits from its relationship with the Company other than indirectly benefitting Oaktree’s reputation and helping it to grow its lending platform. The Board noted that the anticipated profitability under the New Investment Advisory Agreement is comparable to the profit margins of several large asset managers. The Board took into account that Oaktree Administrator, an affiliate of Oaktree, will provide certain administrative services to the Company, pursuant to the New Administration Agreement, and that the Company would reimburse Oaktree Administrator at cost the allocable portion of overhead and other expenses incurred by Oaktree Administrator in performing its obligations under the New Administration Agreement. The Board also discussed the financial statements of Oaktree’s parent company, Oaktree Capital Group, LLC, which is publicly traded on the New York Stock Exchange, and its investment grade ratings. Based on its review and evaluation of the information provided, the Board concluded within the context of its overall determinations regarding the New Investment Advisory Agreement that Oaktree’s expected profitability supported the Board’s decision to approve the New Investment Advisory Agreement.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group. The Board noted that the Company’s base management fee of 1.00% of gross assets (net of cash and cash equivalents) under the New Investment Advisory Agreement would be unchanged from the rate under the Current Investment Advisory Agreement and would be below the median of base management fees charged by the peer group. The Board then noted that the 17.5% proposed rate on both components of the incentive fee would be the lowest rate across the peer group members, although one member of the peer group had recently proposed a similar rate on both components of its incentive fee. The Board also discussed that no capital gains incentive fee would be payable until the fiscal year ending September 30, 2019 and considered how that would allow the Company time to receive the full proceeds of the realization of all investments through September 30, 2018, as any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 will be excluded from the calculations of the capital gains incentive fee.

The Board also noted that the hurdle rate is slightly lower than the peer group median and would remain unchanged from the Current Investment Advisory Agreement. The Board also took into account the extent to which the hurdle was consistent with the intention of the Company to reposition its portfolio into lower-risk investments. Noting that the broader middle market has experienced yield compression, the Board is of the view that the hurdle rate remains appropriate for the current low interest rate environment and that it may allow for a more stable net asset value for the Company and return on equity for the Company’s stockholders over the long-term.

The Board took into account Oaktree’s discussion of the rationale for changing the catch-up rate from 50% to 100%. In particular, the Board noted Oaktree’s stated belief that the combined effect of the lower incentive fee rate and the change in catch-up percentage will decrease the amount of time the Company will be paying catch-up fees, which will in turn make the payment of dividends to the Company’s stockholders more consistent, predictable and transparent over the long term, which was the objective of many stockholders who invested in the Company.

The Board also noted the current fee structures for Oaktree’s Strategic Credit and Middle Market Direct Lending strategies that most closely resemble the Company’s present investment strategy. The Board took into account the various factors that contributed to the differences in fees charged to Oaktree’s clients, including the extent of regulatory compliance and reporting.

The Board also noted the circumstances in which the overall fees payable to Oaktree might increase under the New Investment Advisory Agreement as compared to the overall fees payable to Fifth Street Management under the Current Investment Advisory Agreement. The Board took into account that Oaktree had agreed to enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any management or incentive fees under the New Investment Advisory Agreement that exceed what would have been paid to Fifth Street Management in the aggregate under the Current Investment Advisory Agreement. Based on the information reviewed and the considerations detailed above, the Board, including the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services to be provided under the New Investment Advisory Agreement.

Experience of Management Team and Personnel

The Board discussed the experience of the key personnel of Oaktree, including the individuals who are expected to serve as executive officers following the closing of the Transaction. They noted that the Strategic Credit team consists of 12 investment professional, led by Edgar Lee, with more than 50 years’ of combined investment experience. They also observed that the Strategic Credit team has access to more than 270 other investment professionals across Oaktree, including 12 mezzanine sourcing professionals and 10 traders, in addition to other professionals, including 24 legal professionals and 27 tax professionals. The Board further discussed the experience and credentials of the team, noting that individuals have significant experience structuring new investments and restructuring existing capital structures in order to maximize recoveries. The Board noted the credentials of the compliance department at Oaktree, focusing on understanding the overall compliance program and Oaktree’s code of ethics.

Conclusion

No single factor was determinative of the decision of the Board, including all of the Independent Directors, to approve the New Investment Advisory Agreement and individual directors may have weighed certain factors differently. Throughout the process, the Independent Directors were advised by independent counsel. Following this process, the Board, including all of the Independent Directors, unanimously voted to approve the New Investment Advisory Agreement subject to stockholder approval.

Section 15(f)

The Board has been informed that Oaktree and Fifth Street Management have agreed to take certain actions so that Fifth Street Management can rely on Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” that allows Fifth Street Management or any affiliated persons thereof to receive an amount or benefit in connection with the Transaction as long as certain conditions are met.

First, for a period of three years after the completion of the Transaction, at least 75% of the members of the Board must not be interested persons of Oaktree or Fifth Street Management. At the closing of the Transaction, five of the Company’s directors, including each of the Company’s interested directors, would resign from the Board of Directors and would be replaced by the five director nominees named elsewhere in this proxy statement, including four non-interested directors and one interested director. Therefore, the Company would satisfy the 75% non-interested director requirement under Section 15(f) of the 1940 Act upon entry into the New Investment Advisory Agreement. In addition, upon the consummation of the Transaction, the executive officers of the Company will resign and will be replaced with certain individuals affiliated with Oaktree.

Second, an “unfair burden” must not be imposed on the Company as a result of the Transaction, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the Transaction whereby Fifth Street Management, Oaktree (or a successor adviser), or any “interested person” of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the Company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Company (other than bona fide ordinary compensation as principal underwriter for the investment company). Oaktree will conduct, and use its reasonable best efforts to cause its affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). In this regard, it is notable that: (i) the New Investment Advisory Agreement will reduce the incentive fee rates paid by the Company; (ii) the Company will pay no incentive fee on capital gains until the Company’s 2019 fiscal year under the New Investment Advisory Agreement; and (iii) to ensure compliance with Section 15(f), Oaktree will enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any management or incentive fees that exceed what would have been paid to Fifth Street Management in the aggregate under the Current Investment Advisory Agreement.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

PROPOSAL 2 — ELECTION OF DIRECTORS

Proposal 2, election of directors, is contingent upon both approval by the stockholders of the Company of Proposal 1, approval of the New Investment Advisory Agreement, and closing of the Transaction.

The business and affairs of the Company are managed under the direction of the Board. The Board currently consists of six members, of whom four are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board may modify its number of members in accordance with the Company’s bylaws, except that no decrease shall shorten the term of any incumbent director. The NASDAQ Stock Market (“NASDAQ”) requires that the Company maintain a majority of independent directors on its Board and provides that a director of a business development company is considered to be independent if he or she is not an “interested person,” as defined in Section 2(a)(19) of the 1940 Act. Therefore, under both the 1940 Act and NASDAQ rules, a majority of the Board is independent.

Under the Company’s amended and restated certificate of incorporation, directors are divided into three classes. At the Company’s annual meeting of stockholders, the successors to the directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal. Each of our current directors, other than Richard W. Cohen, has agreed to resign effective upon the Company’s entry into the New Investment Advisory Agreement.

Messrs. John B. Frank, Gamsin, Jacobson, Ruben and Zimmerman have been nominated for election to the Board for terms commencing on the Company’s entry into the New Investment Advisory Agreement and the closing of the Transaction and expiring as set forth below.

No person being nominated by the Company as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of the Company can vote for or withhold on each of the director nominees of the Company. A withhold vote will not be included in determining the number of votes cast for a nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

The Board unanimously recommends a vote “FOR” each of the director nominees described in this proxy statement.

We note that certain stockholders who own 5% or more of the Company’s outstanding common stock, representing in the aggregate approximately 26.9% of the Company’s outstanding common stock, have agreed to vote for the election of the nominees named below and take certain other actions at the direction of Oaktree. Prior to entry into such voting agreement, the Board adopted a resolution pursuant to Section 203 of the General Corporation Law of the State of Delaware approving the acquisition of beneficial ownership of the Company’s outstanding stock by Oaktree or any of its affiliates pursuant to such voting agreement in order that the restrictions on business combinations contained in Section 203 will not apply to Oaktree or any of its affiliates.

Director and Executive Officer Information

Directors

Information regarding the nominees at the Special Meeting for election as a director upon the Company’s entry into the New Investment Advisory Agreement and the closing of the Transaction and our current directors is as follows:

Name, Address and Age(1)	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee Director during the Past Five Years(2)
Bernard D. Berman (46)(3)	Chief Executive Officer and Chairman of the Board	Director since 2013; term expires in 2018	President and Chief Compliance Officer of FSAM, President of Fifth Street Management since 2007. Chief Executive Officer of FSC since April 2017. President of FSC from February 2010 to September 2014, Secretary of FSC from October 2007 to September 2014, and Chief Compliance Officer of FSC from April 2009 to May 2013.	A member of the board of directors of FSC since February 2009. Previously served on the board of directors of FSAM from September 2014 to June 2015.
Alexander C. Frank (59)(4)	Director	Director since 2017, term expires in 2020	Chief Operating Officer and Chief Financial Officer of FSAM since August 2015. The Company’s Chief Operating Officer from November 2013 to July 2014 and Chief Financial Officer from May 2013 to November 2013. Served as FSC’s Chief Financial Officer from September 2011 to July 2014.	Member of the board of directors of FSAM since August 2015 and of FSC since May 2017.
John B. Frank (61)(5)	Director Nominee	Director nominee; term expires, if elected, in 2020	Oaktree’s Vice Chairman since 2014 and Managing Principal from 2006 to 2014.	Member of the board of directors of Oaktree Capital Group, LLC since 2007.
Marc H. Gamsin (60)	Director Nominee	Director nominee; term expires, if elected, in 2018	Head of AllianceBernstein’s Alternative Investment Management Group since 2010.	Serves on the board of directors of Bet Tzedek and the board of trustees of Skirball Cultural Center.

Name, Address and Age(1)	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee Director during the Past Five Years(2)
Craig Jacobson (64)	Director Nominee	Director nominee; term expires, if elected, in 2018	Partner of the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warran, Richman, Rush, Kaller & Gellman LLP since 1987; Founder at New Form Digital since 2014; Founder at Whisper Advisors LLC since 2015.	Serves on the board of directors of Tribune Entertainment, Expedia and Charter Communications.
Richard G. Ruben (63)	Director Nominee	Director nominee; term expires, if elected, in 2019	Chief Executive Officer of the Ruben Companies, a real estate development and management business, since 1982.	Member of the board of overseers of Weil Cornell Medicine.
Bruce Zimmerman (69)	Director Nominee	Director nominee; term expires, if elected, in 2020	Chief Executive Officer and Chief Investment Officer of the University of Texas Investment Management Company since 2007.	Member of the board of trustees for the CommonFund.
James Castro-Blanco (57)	Director	Director since 2016; term expires in 2019	Chief Deputy County Attorney for Westchester County, New York since 2010.	Member of the board of directors of FSC since 2014.
Richard W. Cohen (62)	Director	Director since 2016; term expires in 2019	Chairman of the law firm of Lowey Dannenberg, P.C. since 2015 and President from 2008 to 2014.	Director of Crossroads Capital, Inc. from July 2015 to June 2016. Served as a director of MGT Capital Company from 2012 to 2013.
Richard P. Dutkiewicz (61)	Director	Director since 2013; term expires in 2018	Independent financial and operational adviser since March 2012; Managing Director at Capital Insight, LLC, from March 2013 to November 2013. Independent financial and management consultant affiliated with Exxedus Capital Partners from September 2012 to March 2013.	Served on the board of directors of Motor Sport Country Club Holdings, Inc. from May 2010 to April 2013.

Name, Address and Age(1)	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee Director during the Past Five Years(2)
Jeffrey R. Kay (49)	Director	Director since 2013; term expires in 2020	Founder and Managing Director of Brandfan, Inc., a marketing firm that specializes in working with consumer-oriented companies to build revenue-generating digital marketing partnerships, since July 2012. From March 2011 to July 2012, Mr. Kay was the Vice President of Business Development for Fanscape, Inc., a division of Omnicom Group specializing in social media marketing.	None

(1)	The address of all directors and director nominees is c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.
(2)	No current director of the Company or director nominee otherwise serves as a director of an investment company registered under the 1940 Act. Each director nominee also has been nominated for election by stockholders to serve on the board of directors of FSC.
(3)	Bernard D. Berman is an interested director due to his position as an officer of us and of Fifth Street Management.
(4)	Alexander C. Frank is an interested director due to his position as an officer of FSAM.
(5)	John B. Frank, a nominee for director, would be an interested director due to his position as an officer of Oaktree.

Biographical information regarding our directors is set forth below. We have divided the directors and director nominees into two groups — Independent Directors and interested directors. Interested directors are “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Officers

The following persons currently serve as our officers in the following capacities:

Name, Address and Age(1)	Position(s) Held with Company	Length of Time Served	Principal Occupation(s) During the Past Five Years
Bernard D. Berman (46)	Chief Executive Officer	Since April 2017	President and Chief Compliance Officer of FSAM, president of Fifth Street Management since 2007. Chief Executive Officer of FSC since April 2017. President of FSC from February 2010 to September 2014, Secretary from October 2007 to September 2014, and Chief Compliance Officer from April 2009 to May 2013.

Name, Address and Age(1)	Position(s) Held with Company	Length of Time Served	Principal Occupation(s) During the Past Five Years
Steven M. Noreika (41)	Chief Financial Officer	Since July 2015	Chief Financial Officer of FSC since July 2015 and Chief Financial Officer from November 2013 to July 2014 and Controller of the Company from July 2013 to November 2013. Chief Financial Officer of Fifth Street Management and FSC CT since July 2015. Chief Accounting Officer of FSAM from July 2014 to July 2015.
Kerry S. Acocella (36)	Chief Compliance Officer and Secretary	Since October 2015	Chief Compliance Officer of Fifth Street Management since October 2015. Chief Compliance Officer and Secretary of FSC since October 2015. Executive Director, Legal for Fifth Street Management.

(1)	The address of all officers is c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Each of our current officers is expected to resign from such service effective upon the Company’s entry into the New Investment Advisory Agreement.

The following persons will serve as our officers effective upon the Company’s entry into the New Investment Advisory Agreement in the following capacities:

Name, Address and Age(1)	Position(s) to be Held with Company	Principal Occupation(s) During the Past Five Years
Edgar Lee (41)	Chief Executive Officer and Chief Investment Officer	Managing Director and Portfolio Manager at Oaktree since 2013; Senior Vice President at Oaktree from 2010 – 2013.
Mel Carlisle (49)	Chief Financial Officer	Managing Director and Head of Distressed Debt Fund Accounting Team at Oaktree since 2006.

(1)	The address of all officers currently is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Biographical Information

Independent Directors

Marc H. Gamsin.  Mr. Gamsin has been the head of AllianceBernstein’s Alternative Investment Management Group, a fund of funds manager focused on hedge funds and private equity funds since 2010. Prior to joining AllianceBernstein in 2010, Mr. Gamsin was the president of SunAmerica Alternative Investments, which managed a large portfolio of alternative investments for SunAmerica Inc., the domestic life and retirement savings arm of American International Group. Mr. Gamsin also served as SunAmerica’s Executive Vice President and a member of its Board of Directors, and was responsible for SunAmerica’s corporate development activities and legal affairs. Prior to joining SunAmerica in 1996, Mr. Gamsin was a partner of the law firm O’Melveny & Myers, where he represented investment fund sponsors and other financial services companies. Mr. Gamsin serves on the Board of Directors of Bet Tzedek, the Board of

Trustees of the Skirball Cultural Center, the Investment Committee of the J. Paul Getty Trust and the Investment Committee of the Broad Foundations. Mr. Gamsin received a J.D. from New York University School of Law and holds a B.A. from Queens College.

Through his extensive work as an attorney representing investment fund sponsors and his positions with AllianceBernstein and SunAmerica, Mr. Gamsin brings valuable legal, business and investment expertise to his Board service with the Company. The foregoing qualifications led to the Board’s conclusion that Mr. Gamsin should serve as a member of the Board. The Board also noted that, as of the date of this proxy statement, Mr. Gamsin’s daughter was a summer intern at Oaktree [and that Mr. Gamsin acts as trustee to certain trusts for the benefit of two individuals who are related to an Oaktree officer, which trusts hold, in the aggregate, 1,000 shares of Oaktree Capital Group, LLC]. If Mr. Gamsin’s daughter were a full-time employee of Oaktree, Mr. Gamsin could be deemed to be an “interested person” as such term is defined in Section 2(a)(19) of the 1940 Act. Because the position is an internship that will conclude prior to the Special Meeting, the Board concluded that Mr. Gamsin would not be deemed to be an interested person by virtue of his daughter’s position at Oaktree. [As the trustee to certain trusts that hold shares of Oaktree Capital Group, LLC, Mr. Gamsin could be deemed to be an “interested person” as such term is defined in Section 2(a)(19) of the 1940 Act. Because these shares are expected to be sold prior to Mr. Gamsin serving on the Board, the Board further concluded that Mr. Gamsin’s position as a trustee of the trusts holding shares of Oaktree Capital Group, LLC would not cause him to be an interested person of Oaktree.]

Craig Jacobson.  Mr. Jacobson is a founder and partner with the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warran, Richman, Rush, Kaller & Gellman LLP where he practices in the area of media business. Mr. Jacobson founded and operates New Form Digital, a venture with Discovery Media and ITV Studios which produces scripted short form online content, and Whisper Advisors, a boutique investment banking and advisory company. Mr. Jacobson serves on the Board of Directors of Tribune Entertainment, Expedia and Charter Communications. He is a member of the Audit and Compensation Committees of Expedia and Tribune Entertainment and chairs the Compensation Committee of Tribune Entertainment. Mr. Jacobson has previously served as a director of TicketMaster, Eventful and Aver Media. Mr. Jacobson received a J.D. from the George Washington University Law School and holds a B.A. from Brown University.

Through his membership of the Board of Directors of several companies, Mr. Jacobson brings extensive experience as the director of both private and public companies to the Board. Mr. Jacobson’s services on the Audit and Compensation Committees of Expedia and Tribune Entertainment provides Mr. Jacobson with the knowledge and skills to significantly contribute to the committees of the Board. The foregoing qualifications led to the Board’s conclusion that Mr. Jacobson should serve as a member of the Board.

Richard G. Ruben.  Mr. Ruben has over 25 years of experience as the Chief Executive Officer of Ruben Companies. Ruben Companies develops, manages and invests in commercial and residential properties in New York, Washington D.C. and Boston. Mr. Ruben also founded Workspeed Holdings, LLC, which developed internet-based applications for property management workflow. Mr. Ruben is a member of the Board of Overseers of Weill Cornell Medicine and has previously served on the boards of Prep for Prep, the National Building Museum and Horace Mann School. Mr. Ruben served for five years on the Real Estate Advisory Committee of the New York State Common Retirement Fund. Mr. Ruben is a graduate of Amherst College and Harvard Law School.

Through his extensive executive experience with the Ruben Companies and Workspeed Holdings, LLC, Mr. Ruben brings valuable business, investment and leadership experience to the Board and the Company. The foregoing qualifications led to the Board’s conclusion that Mr. Ruben should serve as a member of the Board.

Bruce Zimmerman.  Mr. Zimmerman was the Chief Executive Officer and Chief Investment Officer of the University of Texas Investment Management Company (“UTIMCO”) from 2007 until 2016. UTIMCO is the second largest investor of discretionary university assets worldwide. Before joining UTIMCO, Mr. Zimmerman was Chief Information Officer and Global Head of Pension Investments at Citigroup. Mr. Zimmerman also served as Chief Financial Officer and Chief Accounting Officer of Citigroup Alternate Investments, which invests proprietary and client capital across a range of hedge fund, private equity, real estate and structured credit vehicles. Prior to his work at Citigroup, Mr. Zimmerman spent thirteen years at Texas Commerce Bank/JP Morgan Chase in a variety of capacities including Merger & Acquisition Investment

Banking, Internet and ATM Retail Management, Consumer Market and Financial Planning, Strategy and Corporate Department. Mr. Zimmerman is Vice Chairman of the Board of Trustees for the CommonFund, a nonprofit asset management firm, and serves on the Investment Committee for the Houston Endowment. Mr. Zimmerman is the International President of the B’nai B’rith Youth Organization. Mr. Zimmerman received an MBA from Harvard Business School and graduated Magna Cum Laude from Duke University.

Mr. Zimmerman’s executive experience brings extensive business, investment and management expertise to his Board service. His previous positions as Chief Financial Officer, Chief Accounting Officer bring valuable financial oversight skills to the Board. Mr. Zimmerman’s many experiences also make him skilled in leading committees requiring substantive expertise, including the audit committee. The foregoing qualifications led to the Board’s conclusion that Mr. Zimmerman should serve as a member of the Board.

James Castro-Blanco.  Mr. Castro-Blanco has been a member of the Company’s Board since October 2016. He has also been a member of the board of directors of FSC since August 2014. Mr. Castro-Blanco has over 20 years of experience as an attorney in both the private and public sectors. Since December 2010, Mr. Castro-Blanco has served as the chief deputy county attorney for Westchester County, New York, where he advises numerous elected officials, boards and commissions and is the lead attorney on high profile matters involving Westchester County. Mr. Castro-Blanco also served as counsel with Wilson Elser Moskowitz Edelman & Dicker LLP from January 2007 to December 2010, where he provided business and risk management advice to businesses and individuals. In 2006, Mr. Castro-Blanco was appointed a special master by a United States District Court Judge to investigate and report upon alleged financial improprieties in the management of a pension plan where he served until 2009. Mr. Castro-Blanco also served as a former assistant United States attorney from February 1994 to November 1996, where Mr. Castro-Blanco investigated and prosecuted individuals and organizations involved in RICO, money-laundering and other financial crimes. Prior to that, he was an attorney with Pillsbury Winthrop Shaw Pittman LLP from September 1991 to February 1994, where he worked on antitrust and complex corporate litigation matters.

Mr. Castro-Blanco graduated from Brooklyn Law School where he was the Articles Editor of the Law Review. Mr. Castro-Blanco also holds a B.A. from the State University of New York at Albany. Mr. Castro-Blanco has served on the Board of Trustees for St. John’s Riverside Hospital and is the chair of the Liability Committee, helping guide the institution through the myriad changes in today’s healthcare environment. He has also been a board member of several charities providing scholarship monies to deserving students and has served as the president of the largest Hispanic bar association on the East Coast of the United States.

Through his extensive work as an attorney in the public and private sectors, including his involvement in investigating and reporting on financial improprieties, Mr. Castro-Blanco brings valuable legal, business and financial expertise to his Board service with the Company. The foregoing qualifications led to the Board’s conclusion that Mr. Castro-Blanco should serve as a member of the Board.

Richard W. Cohen.  Mr. Cohen has been a member of the Board since April 2016. Mr. Cohen is the Chairman of Lowey Dannenberg, P.C. (“Lowey”), a law firm that represents investors and directors in public companies, including closed-end funds. Mr. Cohen joined Lowey as an attorney in 1998 and has served as a director since 2005. He previously served as the President of Lowey from 2008 to 2014. Mr. Cohen was a director of Crossroads Capital, Inc., a business development company, from July 2015 to June 2016 and served as a member of the valuation, audit and nominating committees. Mr. Cohen also served as a director of MGT Capital Company, a holding company, where he was also a member of its audit committee, from 2012 to 2013. Mr. Cohen is admitted to practice law in New York and Pennsylvania, and the bars of the U.S. Supreme Court, the U.S. Courts of Appeals for the 1st, 2nd, 3rd and 6th Circuits, and the U.S. District Courts for the Southern and Eastern Districts of New York, the Eastern District of Michigan and the Eastern District of Pennsylvania. Mr. Cohen received his undergraduate degree from Georgetown University and his Juris Doctor from the New York University School of Law. Mr. Cohen is a member of the National Board of Governors of the American Jewish Committee (AJC) and is the Regional President of AJC Westchester/Fairfield.

Mr. Cohen’s long experience with public company and business development company legal matters have made him a valuable contributor to Board deliberations.

Richard P. Dutkiewicz.  Mr. Dutkiewicz has been a member of the Company’s Board since May 2013. He has also been a member of FSC’s board of directors since February 2010. He is an independent financial and operational adviser. Prior to his current position, he was a managing director at Capital Insight, LLC, a private investment bank, from March 2013 to November 2013. Previously, he was an independent financial and management consultant affiliated with Exxedus Capital Partners from September 2012 to March 2013. From May 2010 to April 2013, Mr. Dutkiewicz served on the board of directors of Motor Sport Country Club Holdings, Inc., which sells balancing technology for rotating devices in the automotive industry. From April 2010 to March 2012, Mr. Dutkiewicz was the executive vice president and chief financial officer of Real Mex Restaurants, Inc., which filed for bankruptcy in October 2011. Mr. Dutkiewicz previously served as chief financial officer of Einstein Noah Restaurant Group, Inc. from October 2003 to April 2010. From May 2003 to October 2003, Mr. Dutkiewicz was vice president-information technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was vice president-finance and chief financial officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was vice president-finance, chief financial officer, secretary and treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago and passed the CPA exam in 1978.

Through his prior experiences as a vice president and chief financial officer at several public companies, including executive vice president and chief financial officer of Real Mex Restaurants, Inc. and chief financial officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with the Company. Mr. Dutkiewicz’s expertise, experience and skills closely align with the Company’s operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business. Moreover, due to Mr. Dutkiewicz’s knowledge of and experience in finance and accounting, the Boards determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules, and that he is qualified to serve as Chairman of the Audit Committee of the Board. The foregoing qualifications led to the Board’s conclusion that Mr. Dutkiewicz should serve as a member of the Board.

Jeffrey R. Kay.  Mr. Kay has been a member of the Board since May 2013. Mr. Kay has over 20 years of marketing and entrepreneurial experience. Over the past ten years, Mr. Kay has founded and operated two different successful businesses providing marketing services and consulting to Fortune 500 companies. Currently, he is the founder and managing director of Brandfan, Inc., a marketing firm that specializes in working with consumer-oriented companies to build revenue-generating digital marketing partnerships. From March 2011 to July 2012, Mr. Kay was the vice president of business development for Fanscape, Inc., a division of Omnicom Group specializing in social media marketing, during which time he also established and managed the company’s New York office. From March 2003 to December 2010, Mr. Kay was senior vice president, strategy & concept development at Eastwest Marketing Group, Inc., an independent consumer-oriented marketing services and consulting firm. Mr. Kay’s previous experience includes founding and operating Performance Marketing Communications, an independent consumer-oriented marketing services agency, and holding management positions at various marketing agencies. Mr. Kay graduated from the University of Maryland College of Business and Management with a B.S. in Marketing and Business Administration.

Mr. Kay’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with the Company. His experience as a marketing executive for several consumer-oriented companies also provides guidance to the Company’s investor relations efforts. The foregoing qualifications led to the Board’s conclusion that Mr. Kay should serve as a member of the Board.

Interested Directors

Bernard D. Berman.  Mr. Berman has been a member of the Board since May 2013, the Chairman of the Board since January 2014 and the Company’s chief executive officer since April 2017. Mr. Berman also served as president of the Company from May 2013 to January 2014. Mr. Berman has also been a member of FSC’s board since February 2009, the chairman of FSC’s board since September 2014 and chief executive officer of FSC since April 2017. He was also FSC’s president from February 2010 to September 2014, secretary from October 2007 to September 2014, and chief compliance officer from April 2009 to May 2013. From September 2014 until his resignation in June 2015, Mr. Berman served on the board of directors of FSAM, the publicly traded asset manager that indirectly owns our investment adviser. Mr. Berman also serves as the co-president and chief compliance officer of FSAM. Mr. Berman also serves as the president of our investment adviser and has served on its investment committee since its founding in November 2007. Prior to joining the group of affiliated companies including our investment adviser (collectively “Fifth Street”) in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman received a J.D. from Boston College Law School and a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to the Board and Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing business development companies. Mr. Berman’s previous service on the Board also provides him with a specific understanding of the Company and its operations. The foregoing qualifications led to the Board’s conclusion that Mr. Berman should serve as a member of the Board.

Alexander C. Frank.  Mr. Frank has been a member of the Board since May 2017. Mr. Frank is the chief operating officer and chief financial officer of FSAM and has served as a director of FSAM since August 2015. He has also served on the board of directors of FSC since May 2017. He served as the Company’s chief operating officer from November 2013 to July 2014 and served as its chief financial officer from May 2013 to November 2013. He also served as FSC’s chief financial officer from September 2011 to July 2014. Mr. Frank is a limited partner of Holdings and also serves on the executive committee of Fifth Street Management. Prior to joining Fifth Street, he served as a managing director and chief financial officer of Chilton Investment Company LLC, a global investment management firm, from September 2008 to March 2011. Mr. Frank was responsible for finance and operations infrastructure. Prior to that, Mr. Frank spent over 22 years at Morgan Stanley, having served as global head of institutional operations, global corporate controller and chief financial officer of U.S. broker/dealer operations and global treasurer. In his roles, he oversaw various securities infrastructure services, creating efficiencies throughout the organization, and managed all aspects of the internal and external financial control and reporting functions. He also oversaw the firm’s financing, capital planning, cash management and rating agency functions. Mr. Frank began his career in audit and tax accounting at Arthur Andersen LLP before joining Morgan Stanley in 1985. He received an M.B.A. from the University of Michigan and a B.A. from Dartmouth College.

Mr. Frank’s leadership, business expertise, knowledge of finance and operations, extensive experience with internal and external financial controls and reporting and in-depth knowledge of the Company’s operations led to the board of directors’ conclusion that Mr. Frank should serve as a member of the Board.

John B. Frank.  Mr. Frank has been Oaktree’s Vice Chairman since 2014 and has served on the board of directors of Oaktree Capital Group, LLC since 2007. Prior to holding this position, Mr. Frank served as Oaktree’s Managing Principal from 2006 to 2014 and served as Oaktree’s General Counsel from 2001 to 2006. As Managing Principal of Oaktree, Mr. Frank was the firm’s principal executive office and was responsible for all aspects of the firm’s management. Prior to joining Oaktree, Mr. Frank was a partner of the law firm Munger, Tolles & Olson, LLP, where he worked in mergers & acquisitions and served as primary outside counsel to a number of public and privately held corporations and as special counsel to various board of directors and special board committees. Prior to joining Munger, Tolles & Olson, LLP, Mr. Frank served as a law clerk to the Honorable Frank M. Coffin of the United States Court of Appeals for the First Circuit. Mr. Frank is a Trustee of Wesleyan University, Polytechnic School, Good Samaritan Hospital of Los Angeles and the XPRIZE Foundation. Mr. Frank received a J.D. Magna Cum Laude from the University of Michigan Law School and holds a B.A. with honors from Wesleyan University.

Mr. Frank’s position as Oaktree’s Vice Chairman and member of the board of directors of Oaktree Capital Group, LLC and prior positions as Oaktree’s Managing Principal and General Counsel gives him deep knowledge of Oaktree’s operations, capabilities and business relationships. Mr. Frank’s experience as counsel to board of directors and special board committees brings valuable legal insight to the Board. The foregoing qualifications led to the Board’s conclusion that Mr. Frank should serve as a member of the Board.

Current Officers Who Are Not Directors

Steven M. Noreika.  Mr. Noreika has served as the Company’s chief financial officer since July 2015 and previously served as chief financial officer of the Company from November 2013 to July 2014 and controller of the Company from July 2013 to November 2013. Mr. Noreika also currently serves as the chief financial officer of FSC and Fifth Street Management, our investment adviser, and the chief financial officer of FSC CT, our administrator. In addition, Mr. Noreika was the chief accounting officer of FSAM from July 2014 to July 2015. Mr. Noreika joined Fifth Street in September 2008, when he began serving as chief financial officer of Fifth Street Management, and has held various finance and accounting positions with such entities. Prior to joining Fifth Street, from 2002 to 2008, Mr. Noreika was a manager of internal financial reporting at Time Warner Inc., where he was responsible for various aspects of financial reporting, financial systems design and implementation. Prior to that, he managed audit and tax engagements at Marcum & Kliegman, LLP (now Marcum LLP) for clients in various industries, predominantly financial services, real estate, new media and entertainment. Mr. Noreika is a Certified Public Accountant and holds a B.B.A. in Accounting from Pace University. He is also a holder of the Chartered Financial Analyst designation.

Kerry S. Acocella.  Ms. Acocella has been the Company’s chief compliance officer and secretary since October 2015 and has also served as chief compliance officer of Fifth Street Management since October 2015. Ms. Acocella has been FSC’s chief compliance officer and secretary since October 2015. Ms. Acocella has also served as secretary of FSAM since October 2015. Ms. Acocella serves as Executive Director, Legal for Fifth Street Management and has held positions within the Fifth Street Legal Department since February 2013. Prior to that Ms. Acocella was Senior Corporate Counsel — Corporate and Securities for Weight Watchers International, Inc. from August 2010 to February 2013. Ms. Acocella began her career as a corporate attorney with Morrison & Foerster LLP where she practiced in the mergers and acquisitions and securities areas from 2005 to 2010. Ms. Acocella holds a B.S. in Psychology from the University of Georgia and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

Officers After Closing of the Transaction Who Are Not Directors

See “Proposal 1 — Information About New Executive Officers and Leadership Changes” for biographical information regarding the persons who will serve as our officers upon the Company’s entry into the New Investment Advisory Agreement.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and executive officers, reviews and monitors the services and activities performed by the Company’s investment adviser and executive officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under the Company’s bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an Independent Director; the Board believes that the Company should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such times. Our Board has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to the Company’s Corporate Governance Policy, whenever the chairman of the Board is not an Independent Director, the chairman of the Nominating and Corporate Governance Committee or, in the absence of the chairman of the Nominating and Corporate Governance Committee, the chairman of the Audit Committee will act as the presiding Independent Director at meetings of the “Non-Management Directors” (which will include the Independent Directors and other directors who are not officers of the Company even though they may have another relationship with the Company or its management that prevents them from being Independent Directors). Mr. Kay currently serves as the presiding Independent Director of the Company.

Presently, Mr. Berman serves as the Chairman of the Board. Mr. Berman’s history with the Company, familiarity with Fifth Street’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the Chairman of the Company. The Company believes that it is best served through this existing leadership structure, as Mr. Berman’s relationship with Fifth Street Management provides an effective bridge and encourages an open dialogue between Fifth Street Management and the Board.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board but believe these potential conflicts are offset by our strong corporate governance practices. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, we have identified a material weakness in internal control over financial reporting. However, we do not believe such identification of a material weakness in internal control over financial reporting was the result of a deficiency in board oversight or independence because, among other things, all of the members of the Audit Committee, including the chairman, are Independent Directors of the Company. This material weakness remained as of March 31, 2017 primarily because the remediation actions remain in progress. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of an Audit Committee and Nominating and Corporate Governance Committee comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet with in executive session at least once a year, for administering our compliance policies and procedures. While certain non-management members of our Board may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.

Board’s Role In Risk Oversight

The Board performs its risk oversight function primarily through (i) three standing committees, which report to the Board and are comprised solely of Independent Directors, and (ii) active monitoring by our chief compliance officer and the Company’s compliance policies and procedures.

As described below in more detail, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of the chief financial officer and chief compliance officer and their staffs. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, Fifth Street Management and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the chief compliance officer meets in executive session with the Board’s Independent Directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development company. As a business development company, the Company is required to comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company was substantially limited in its ability to co-invest in privately negotiated transactions with affiliated funds until it obtained an exemptive order from the SEC on September 9, 2014.

Relationships and Transactions with Related Persons Prior to Closing of the Transaction

The following is a summary of certain relationships and related transactions that exist prior to the closing of the Transaction:

The Company has entered into the Current Investment Advisory Agreement with Fifth Street Management, our investment adviser. Messrs. Berman and Alexander C. Frank, interested members of the Board, have a direct or indirect pecuniary interest in Fifth Street Management. Fifth Street Management is a registered investment adviser under the Advisers Act, which is partially and indirectly owned by FSAM.

Under the Current Investment Advisory Agreement, fees payable to Fifth Street Management equal (a) a base management fee of 1.00% of the value of the Company’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (b) an incentive fee based on the Company’s performance. The incentive fee consists of two parts. As of the date of this proxy statement, the first part, the incentive fee on income, is calculated and payable quarterly in arrears and equals 20% of the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature, where the rate at which this incentive fee is earned during the “catch up” is 50%. As of the date of this proxy statement, the second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Current Investment Advisory Agreement) and equals 20% of the Company’s “Incentive Fee Capital Gains,” which equals its realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

The Current Investment Advisory Agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. The Company incurred investment advisory fees of $11.3 million for fiscal year 2016 under its investment advisory agreement with Fifth Street Management.

The Company has entered into the Current Administration Agreement with FSC CT, which is a wholly-owned subsidiary of Fifth Street Management. Pursuant to the Current Administration Agreement, FSC CT provides administrative services to the Company necessary for the operations of the Company, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as FSC CT, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the Current Administration Agreement. FSC CT also provides portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, FSC CT assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company reimburses FSC CT the allocable portion of overhead and other expenses incurred by FSC CT in performing its obligations under the Current Administration Agreement, including the Company’s allocable portion of the rent of the Company’s principal executive offices at market rates and the Company’s allocable portion of the costs of compensation and related expenses of its chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, FSC CT. FSC CT may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. The Current Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. The Company incurred approximately $1.2 million of administration fees for fiscal year 2016 under the Current Administration Agreement. No commissions were paid to any affiliated broker under the Current Administration Agreement during fiscal year 2016.

The Company has also entered into a license agreement with Fifth Street Capital LLC pursuant to which Fifth Street Capital LLC has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, the Company has a right to use the “Fifth Street” name for so long as Fifth Street Management or one of its affiliates remains its investment adviser.

Review, Approval or Ratification of Transactions with Related Persons

The Independent Directors of the Company are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest Prior to Closing of the Transaction

The following is a summary of certain material conflicts of interest that exist prior to the closing of the Transaction:

Certain of our executive officers, directors and/or members of Fifth Street Management, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our investment adviser or its affiliates. For example, Fifth Street Management presently serves as investment adviser to the Company and FSC and will encounter certain investment opportunities that satisfy the investment criteria for both the Company and FSC. The Company had total assets of approximately $613 million as of March 31, 2017 and invests in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, similar to those that FSC targets for investment. The Company targets private, leveraged, middle-market companies with approximately $20 million to $120 million of EBITDA, in connection with investments by private equity sponsors, and targets investment sizes generally ranging from $3 million to $30 million. FSC had total assets of approximately $1.9 billion as of March 31, 2017. FSC generally targets small and mid-sized companies with annual EBITDA between $10 million and $120 million and targets investment sizes generally ranging from $10 million to $100 million. In addition, although not the primary focus of FSC’s investment portfolio, FSC’s investments also include floating rate senior loans. Therefore, there may be certain investment opportunities that satisfy the investment criteria for both the Company and FSC. In addition, our executive officers and certain of our Independent Directors serve in substantially similar capacities for both the Company and FSC. Fifth Street Management and its affiliates also manage private investment funds, and may manage other funds in the future, that have investment mandates that are similar, in whole and in part, with ours. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

In order to address potential conflicts of interest, Fifth Street Management has adopted an investment allocation policy that governs the allocation of investment opportunities among the investment funds managed by Fifth Street Management and its affiliates. To the extent an investment opportunity is appropriate for either or both of the Company and FSC and/or any other investment fund managed by affiliates of Fifth Street Management, and co-investment is not possible, Fifth Street Management will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. The 1940 Act prohibits the Company from making certain negotiated co-investments with affiliated funds, including with one another, unless they receive an order from the SEC permitting us to do so. As such, the Company was substantially limited in its ability to co-invest in privately negotiated transactions with affiliated funds until it obtained an exemptive order from the SEC on September 9, 2014. The exemptive relief permits the Company to participate in negotiated co-investment transactions, subject to the conditions of the relief granted by the SEC, with certain affiliates, each of whose investment adviser is Fifth Street Management, or an investment adviser controlling, controlled by or under common control with Fifth Street Management, in a manner consistent with its investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

If the Company is unable to rely on the exemptive relief for a particular opportunity, such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, if the terms of the opportunity are consistent with more than one entity’s investment strategy, on an alternating basis. Although Fifth Street Management’s investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, the Company and common stockholders could be adversely affected to the extent investment opportunities are allocated among the Company and other investment vehicles managed or sponsored by, or affiliated with, its executive officers, directors and members of Fifth Street Management.

Fifth Street Management’s investment allocation policy is also designed to manage and mitigate the conflicts of interest associated with the allocation of investment opportunities if we are able to co-invest, either pursuant to SEC interpretive positions or our exemptive order, with other accounts managed by our investment adviser and its affiliates. Generally, under the investment allocation policy, co-investments will be allocated pursuant to the conditions of the exemptive order. Under the investment allocation policy, a portion of each opportunity that is appropriate for us and any affiliated fund will be offered to us and such other eligible accounts as determined by Fifth Street Management generally based on asset class, fund size and liquidity, among other factors. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on each participating party’s capital available for investment in the asset class being allocated, up to the amount proposed to be invested by each. In accordance with Fifth Street Management’s investment allocation policy, the Company might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Fifth Street Management and its affiliates. Fifth Street Management seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds receive allocations where others do not.

Pursuant to the Current Administration Agreement, FSC CT, which is a wholly-owned subsidiary of Fifth Street Management, furnishes the Company with the facilities, including its principal executive offices, and administrative services necessary to conduct its day-to-day operations. The Company pays FSC CT its allocable portion for overhead and other expenses incurred by FSC CT in performing its obligations under the Current Administration Agreement, including the Company’s allocable portion of the rent at market rates and the compensation of the Company’s chief financial officer and chief compliance officer and their respective staffs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own 10% or more of the Company’s common stock, to file reports of ownership and changes in ownership of its equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to the Company, or written representations that no such forms were required, the Company believes that its directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended September 30, 2016.

Corporate Governance

Corporate Governance Documents

The Company maintains a corporate governance webpage under the “Corporate Governance” link at http://fsfr.fifthstreetfinance.com.

The Corporate Governance Policies, Code of Business Conduct and Ethics, Code of Ethics and Board committee charters for the Company are available at the above website and are also available to any stockholder who requests them by writing to Kerry S. Acocella, Secretary, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Director Independence

In accordance with rules of NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NASDAQ listing rules. Section 5605 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors and director nominees is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Berman, Alexander C. Frank and John B. Frank. Messrs. Berman and Alexander C. Frank are interested persons due to their positions at Fifth Street Management and/or at the Company. Mr. John B. Frank will be an interested person due to his position at Oaktree and expected positions at the Company.

Evaluation

The Board performs an evaluation, no less frequently than annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussions.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Company’s Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Board Meetings and Committees

The Board met nineteen times during fiscal year 2016. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member of the Board or such committee. The Board’s standing committees are described below. Our directors are encouraged to attend the Company’s annual meeting of stockholders. Five of the Company’s directors attended the Company’s 2017 annual meeting of stockholders in person.

Audit Committee

The Company’s Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with its independent accountants, approving professional services provided by its independent accountants (including compensation thereof), reviewing the independence of its independent accountants and reviewing the adequacy of its internal control over financial reporting, as well as establishing guidelines and making recommendations to the Board regarding the valuation of its loans and investments.

The members of the Audit Committee are Messrs. Castro-Blanco, Dutkiewicz and Kay, each of whom is not an interested person of the Company as defined in the 1940 Act and is independent for purposes of the NASDAQ listing rules. Mr. Dutkiewicz serves as the Chairman of the Audit Committee. The Board has determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met eight times during the 2016 fiscal year.

Upon closing of the Transaction, the Board will determine the new composition of the Audit Committee.

The charter of the Company’s Audit Committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://fsfr.fifthstreetfinance.com.

Compensation Committee

The Company’s Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the allocable portion of the compensation of its chief financial officer and chief compliance officer and their staffs. The Company’s Compensation Committee does not delegate any of its responsibilities to any third-party.

The current members of the Company’s Compensation Committee are Messrs. Castro-Blanco, Dutkiewicz and Kay, each of whom is not an interested person of the Company as defined in the 1940 Act and is independent for purposes of the NASDAQ listing rules. Mr. Castro-Blanco serves as the Chairman of the Company’s Compensation Committee. As discussed below, none of the Company’s executive officers are directly compensated by the Company. The Company’s Compensation Committee met three times during the 2016 fiscal year.

Upon closing of the Transaction, the Board will determine the new composition of the Compensation Committee.

The charter of the Company’s Compensation Committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://fsfr.fifthstreetfinance.com.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by its stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of management.

The members of the Nominating and Corporate Governance Committee are Messrs. Castro-Blanco, Dutkiewicz and Kay, each of whom is not an interested person of the Company as defined in the 1940 Act and is independent for purposes of the NASDAQ listing rules. Mr. Kay serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during the 2016 fiscal year.

Upon closing of the Transaction, the Board will determine the new composition of the Nominating and Corporate Governance Committee.

The charter of the Company’s Nominating and Corporate Governance Committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://fsfr.fifthstreetfinance.com.

The Nominating and Corporate Governance Committee considers qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with the Company’s bylaws and any other law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for the Board by writing to: Board of Directors, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. When submitting a nomination for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Company common stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and composition of the Board;
•	its needs with respect to the particular talents and experience of its directors;
•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	the capacity and desire to serve as a member of the Board and to represent the balanced, best interests of its stockholders as a whole;
•	experience with accounting rules and practices; and
•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings it a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the Company’s best interests and those of its stockholders. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of its management to participate as members of the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Company’s Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee of the Board decides not to re-nominate a member for re-election or the Board decides to add a new director to the Board, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Company’s Nominating and Corporate Governance Committee and Board review and discuss, for nomination, the individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. The Nominating and Corporate Governance Committee of the Company has not, but may choose to, engage an independent consultant or other third party to identify or evaluate or assist in identifying potential nominees to the Boards.

Co-Investment Committee

The Company’s Co-Investment Committee is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order received from the SEC. The current members of the Co-Investment Committee are Messrs. Cohen, Dutkiewicz and Kay, each of whom is not an interested person of the Company as defined in the 1940 Act and is independent for purposes of the NASDAQ listing rules. Mr. Dutkiewicz serves as the Chairman of the Company’s Co-Investment Committee. The Co-Investment Committee met thirty-one times during the 2016 fiscal year.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics which applies to, among others, executive officers, including its principal executive officer and principal financial officer, as well as every officer, director and the investment personnel of the Company. Requests for copies should be sent in writing to Kerry S. Acocella, Chief Compliance Officer, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. The Code of Business Conduct and Ethics is also available at http://fsfr.fifthstreetfinance.com.

If the Company makes any substantive amendment to, or grants a waiver from, a provision of the Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on its website at http://fsfr.fifthstreetfinance.com.

Executive Compensation

The executive officers of the Company do not receive direct compensation from the Company. The compensation of the principals and other investment professionals of Fifth Street Management are paid by FSC CT, our current administrator. Further, the Company is prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to its officers or directors, or any employees it may have in the future. Compensation paid to the chief financial officer and chief compliance officer and their staffs and other support personnel is set by our administrator, FSC CT, and is subject to reimbursement by the Company of an allocable portion of such compensation for services rendered to it.

During fiscal year 2016, the Company reimbursed FSC CT approximately $0.5 million for the allocable portion of compensation expenses incurred by FSC CT on behalf of the Company’s chief financial officer, chief compliance officer and other support personnel, pursuant to the Current Administration Agreement.

Director Compensation

The following table sets forth compensation of the Company’s directors for the fiscal year ended September 30, 2016:

	Fees Earned or Paid in Cash(1)(2)	Total
Interested Directors
Bernard D. Berman	—	—
Patrick J. Dalton(3)	—	—
Ivelin M. Dimitrov(4)	—	—
Alexander C. Frank(5)(7)	—	—
John B. Frank(6)(7)	—	—
Todd G. Owens(8)	—	—
Independent Directors:
James Castro-Blanco(9)	—	—
Richard W. Cohen	$42,500	$42,500
Brian S. Dunn(10)	$87,683	$87,683
Richard P. Dutkiewicz	$148,642	$148,642
Jeffrey R. Kay	$143,004	$143,004
Marc H. Gamsin(6)	—	—
Craig Jacobson(6)	—	—
Douglas F. Ray(11)	$124,471	$124,471
Richard G. Ruben(6)	—	—
Brice Zimmerman(6)	—	—

(1)	For a discussion of the Company’s Independent Directors’ compensation, see below.

(2)	The Company does not maintain a stock or option plan, non-equity incentive plan or pension plan for its directors.
(3)	Mr. Dalton was not a member of the Company’s Board during the fiscal year ended September 30, 2016. Mr. Dalton joined the Board on January 2, 2017 and stepped down as chief executive officer of the Company and member of the Board on April 4, 2017.
(4)	Mr. Dimitrov stepped down from his roles as President, Chief Investment Officer and member of the Board on January 2, 2017.
(5)	Mr. Alexander C. Frank was not a member of the Company’s Board during the fiscal year ended September 30, 2016. Mr. Alexander C. Frank joined the Board on May 3, 2017.
(6)	Messrs. John B. Frank, Gamsin, Jacobson, Ruben and Zimmerman are new director nominees and were not members of the Company’s Board during the fiscal year ended September 30, 2016.
(7)	Messrs. Alexander C. Frank and John B. Frank are not related to each other.
(8)	Mr. Owens stepped down from his roles as Chief Executive Officer and member of the Board on January 2, 2017.
(9)	Mr. Castro-Blanco was not a member of the Board during the fiscal year ended September 30, 2016. Mr. Castro-Blanco joined the Board on October 19, 2016.
(10)	Mr. Dunn was a member of the Board until April 2016, and the fees represent those fees earned until his departure from the Board.
(11)	Mr. Ray was a member of the Board until May 2017.

For the fiscal year ended September 30, 2016, the Independent Directors of the Company received an annual retainer fee of $55,000, payable once per year to Independent Directors that attend at least 75% of the meetings held the previous fiscal year. In addition, the Independent Directors of the Company received $2,000 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending the Board meeting. The Independent Directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending a committee meeting not held concurrently with a Board meeting. The Independent Directors serving on the Company’s Co-Investment Committee, which is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order received from the SEC, also received $500 for each Co-Investment Committee meeting in which they attended in person and $300 for each Co-Investment Committee meeting in which they participated other than in person plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Co-Investment Committee meeting not held concurrently with a Board meeting. Messrs. Berman, Dutkiewicz and Ray were members of the 2016 Annual Meeting Committee, which was responsible for various administrative matters relating to the Company’s 2016 annual meeting of stockholders, and each (other than Mr. Berman) received a one-time retainer of $5,000 for their service on this committee.

In addition, for the fiscal year ended September 30, 2016, the Chairman of the Audit Committee of the Company received an annual retainer of $25,000, the Chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of the Company each received an annual retainer of $5,000 and the Chairman of the Co-Investment Committee received an annual retainer of $15,000. The chairman of a Board committee formed in response to a shareholder demand relating to similar issues to those raised in recent litigation involving the Company’s investment adviser and FSC received a $10,000 retainer. No compensation was paid to directors who are interested persons of the Company as defined in the 1940 Act.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2018 annual meeting of stockholders must be received by the Company on or before October 24, 2017. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. In order for any proposal by a stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by us not later than January 29, 2018. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for the 2018 annual meeting of stockholders may confer discretionary authority to us to vote on that proposal.

Stockholder proposals or director nominations for the Company to be presented at the 2018 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 150 days and not less than 120 days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2018 annual meeting of stockholders, the Company must receive such proposals and nominations no earlier than December 4, 2017 and no later than January 3, 2018. If the annual meeting of stockholders is scheduled to be held on a date more than thirty days prior to or later than such anniversary date, stockholder proposals or director nominations must be received no later than the 10th day following the day on which such notice of the date of the 2018 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals and nominations must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information and representations.

Other Business

The Board does not presently intend to bring any other business before the Special Meeting. As to any other business that may properly come before the Special Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Special Meeting, please follow the instructions on your proxy card or the enclosed voting instruction form to vote via the Internet or telephone, or sign, date and return a proxy card in the postage-paid envelope provided so that you may be represented at the Special Meeting.

Delivery of Proxy Materials

Please note that only one copy of the proxy statement or Notice of Special Meeting may be delivered to two or more stockholders of record who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (203) 681-3720 or by writing to Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary.

Available Information

We file periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information, including our most recent Annual Report on Form 10-K, is also available free of charge by contacting us at Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, by calling us collect at (203) 681-3600, or on our website at http://fsfr.fifthstreetfinance.com. The information on this website is not incorporated by reference into this proxy statement.

Exhibit A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

OAKTREE STRATEGIC INCOME CORPORATION

AND

OAKTREE CAPITAL MANAGEMENT, L.P.

This Investment Advisory Agreement (this “Agreement”) made this [  ]th day of [           ], 2017 (the “Effective Date”), by and between OAKTREE STRATEGIC INCOME CORPORATION, a Delaware corporation (the “Company”), and OAKTREE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the “Adviser”).

WHEREAS, the Company is a closed-end management investment fund that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company, (the “Board”) for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement (A) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (B) identify, evaluate and negotiate the structure of the investments made by the Company; (C) execute, close, monitor and service the Company’s investments; (D) determine the securities and other assets that the Company will purchase, retain, or sell; (E) perform due diligence on prospective portfolio companies; and (F) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to obtain debt financing (or refinance such financing), the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle.

(b) The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) Subject to review by and the overall control of the Board, the Adviser shall keep and preserve, in the manner and for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: (a) offering expenses; (b) diligence and monitoring of the Company’s financial, regulatory and legal affairs (to the extent an investment opportunity is being considered for the Company and any other accounts managed by Adviser or its affiliates, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such other accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the other accounts); (c) the cost of calculating the Company’s net asset value; (d) the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; (e) management and incentive fees payable pursuant to this Agreement; (f) fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); (g) transfer agent and custodial fees; (h) fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); (i) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (j) fees, interest or other costs payable on or in connection with any indebtedness; (k) federal and state registration fees; (l) any exchange listing fees; (m) federal, state and local taxes; (n) independent directors’ fees and expenses; (o) brokerage commissions; (p) costs of proxy statements, stockholders’ reports and notices; (q) costs of preparing government filings, including periodic and current reports with the SEC; (r) fidelity bond, liability insurance and other insurance premiums; (s) printing, mailing, independent accountants and outside legal costs; (t) all other direct expenses incurred by either the Company’s administrator or the Company in connection with administering the Company’s business, including payments under the Company’s administration agreement with its administrator (as in effect from time to time, the “Administration Agreement”) that will be based upon the Company’s allocable portion of overhead and other expenses incurred by the Company’s administrator in performing its obligations under the Administration Agreement; and (u) the compensation of the Company’s chief financial officer and chief compliance officer, and their respective staffs.

3. Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive or defer, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. Any portion of a deferred fee payable to the Adviser shall be deferred without interest and may be paid in any quarter prior to the termination of this Agreement as the Adviser may determine upon written notice to the Company.

(a) The Base Management Fee shall be calculated at an annual rate of 1.00% of the Company’s gross assets, including any investments made with borrowings, but excluding any cash and cash equivalents. For purposes of this Agreement, the term “cash and cash equivalents” will have the meaning ascribed to it from time to time in the notes to the financial statements that the Company files with the SEC. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed quarters. The Base Management Fee for any partial month or quarter shall be appropriately prorated (upon termination of the investment advisory agreement, as of the termination date). The initial payment of the Base Management Fee shall cover the entire quarter in which this Agreement becomes effective, and be calculated at the blended rate of (i) the number of days in such quarter prior to the Effective Date multiplied by the base management fee as calculated pursuant to the terms of the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC, plus (ii) the number of days in such quarter after and including the Effective Date multiplied by the Base Management Fee set forth above, then divided by (iii) the total number of days in such quarter, in order to allow the Adviser to receive on behalf of Fifth Street Management LLC and remit as paying agent the pro rata portion of the base management fee that was earned by, but not paid to, Fifth Street Management LLC for services rendered to the Company under the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC.

(b) The Incentive Fee shall consist of two parts, as follows:

(i) The first part shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter (or upon termination of the investment advisory agreement, as of the termination date). The initial payment of this part of the Incentive Fee shall cover the entire quarter in which this Agreement becomes effective, and be calculated at the blended rate of (i) the number of days in such quarter prior to the Effective Date multiplied by the incentive fee on income as calculated pursuant to the terms of the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC, plus (ii) the number of days in such quarter after and including the Effective Date multiplied by the incentive fee on income set forth below, then divided by (iii) the total number of days in such quarter, in order to allow the Adviser to receive on behalf of Fifth Street Management LLC and remit as paying agent the pro rata portion of the incentive fee on income that was earned by, but not paid to, Fifth Street Management LLC for services rendered to the Company under the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies other than fees for providing managerial assistance) accrued during the quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, shall be compared to a “hurdle rate” of 1.5% per quarter (6% annualized), subject to a “catch-up” provision measured as of the end of each quarter. The Company’s net investment income used to calculate this part of the incentive fee is also included in the amount of the Company’s gross assets used to calculate the 1% base management fee. The operation of the incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•	No incentive fee is payable to the Adviser in any quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.5% (the “preferred return” or “hurdle”).
•	100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 1.8182% in any quarter (7.2727% annualized) is payable to the Adviser. This portion of the Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 1.8182%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 17.5% on all of the Company’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 1.8182% in any quarter.
•	17.5% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.8182% in any quarter (7.2727% annualized) is payable to the Adviser once the hurdle is reached and the catch-up is achieved, (17.5% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser).

(ii) The second part of the incentive fee shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), commencing the fiscal year ending September 30, 2019, and shall equal 17.5% of the Company’s realized capital gains, if any, on a cumulative basis from the beginning of the fiscal year ending September 30, 2019 through the end of each subsequent fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees under this Agreement. Any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 shall be excluded from the calculations of the second part of the incentive fee.

(c) In certain circumstances the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, Sub-Adviser, or any of their respective affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company and the Company will retain such excess compensation for the benefit of its shareholders.

4. Covenants of the Adviser.

The Adviser covenants that it will maintain its registration as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive. Subject to the provisions of the Company’s charter and by-laws, the Adviser and its managers, partners, principals, officers, employees and agents shall be free to act for their own account or the account of any other Account, and to engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as the Adviser’s services to the Company hereunder are not impaired thereby. The Company agrees that the Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the investments of the Company. Nothing in this Agreement shall limit or restrict the right of any manager, partner, principal, officer, employee or agent of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, managers, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, principals, stockholders, members, managers, agents or otherwise, and that the Adviser and directors, officers, employees, partners, principals, stockholders, members, managers and agents of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, principal, officer, employee or agent of the Adviser is or becomes a director, manager, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, principal, officer, employee and/or agent of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, principal, officer, employee or agent of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.

This Agreement shall become effective as of the Effective Date. This Agreement shall remain in effect for two years from the Effective Date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act and each of whom is an “independent director” under applicable New York Stock Exchange listing standards. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Paragraph 3 through the date of termination or expiration.

10. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.

This Agreement may be amended by mutual consent.

12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

13. Forum Selection.

Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state or United States district courts of the State of New York (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

14. No Third Party Beneficiary.

Other than expressly provided for in Paragraph 8 of this Agreement, this Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to stockholders of the Company.

15. Severability.

Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

17. Survival of Certain Provisions.

The provisions of Paragraph 8 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

OAKTREE STRATEGIC INCOME CORPORATION

By:	Name: Title:

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	Name: Title:

Appendix A

Example 1: Incentive Fee on Income for Each Quarter

Alternative 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.75%
Preferred return1 = 1.50%
Management fee2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-Incentive Fee net investment income

(investment income – (management fee + other expenses)) = 1.30%

Pre-Incentive Fee Net Investment Income does not exceed the Preferred Return, therefore there is no Subordinated Incentive Fee on Income.

Alternative 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.25%
Preferred Return1 = 1.50%
Management fee2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-Incentive Fee net investment income

(investment income – (management fee + other expenses)) = 1.80%

Incentive Fee = 17.5% × pre-Incentive Fee net investment income, subject to “catch-up”

= 100% × (1.80% – 1.5%)
= 0.30%

Alternative 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.5%
Preferred Return1 = 1.50%
Management fee2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%
Pre-Incentive Fee net investment income

(investment income – (management fee + other expenses)) = 3.05%

Incentive Fee = 17.5% × pre-Incentive Fee net investment income, subject to “catch-up”3
Incentive Fee = 100% × “catch-up” + (17.5% × (pre-Incentive Fee net investment income – 1.8182%))
Catch-up = 1.8182% – 1.5% = 0.3182%
Incentive Fee = (100% × 0.3182%) + (17.5% × (3.05% – 1.8182%))

= 0.3182% + (17.5% × 1.2318%)
= 0.3182% + 0.2158%
= 0.534%

[1]	Represents 6.0% annualized preferred return.
[2]	Represents 1.5% annualized management fee.
[3]	The “catch-up” provision is intended to provide the Adviser with an Incentive Fee of 17.5% on all of our pre-Incentive Fee net investment income as if a preferred return did not apply when our net investment income exceeds 1.5% in any calendar quarter and is not applied once the Adviser has received 17.5% of investment income in a quarter. The “catch-up” portion of our pre-Incentive Fee Net Investment Income is the portion that exceeds the 1.5% preferred return but is less than or equal to approximately 1.8182% (that is, 1.5% divided by (1 – 0.175)) in any fiscal quarter.

Example 2: Incentive Fee on Capital Gains

Assumptions

•

Year 1:

$10 million investment made in Company A (“Investment A”), $10 million investment made in Company B (“Investment B”), $10 million investment made in Company C (“Investment C”), $10 million investment made in Company D (“Investment D”) and $10 million investment made in Company E (“Investment E”).

•

Year 2:

Investment A sold for $20 million, fair market value (“FMV”) of Investment B determined to be $8 million, FMV of Investment C determined to be $12 million, and FMV of Investments D and E each determined to be $10 million.

•

Year 3:

FMV of Investment B determined to be $8 million, FMV of Investment C determined to be $14 million, FMV of Investment D determined to be $14 million and FMV of Investment E determined to be $16 million.

•	Year 4: Investment D sold for $12 million, FMV of Investment B determined to be $10 million, FMV of Investment C determined to be $16 million and FMV of Investment E determined to be $14 million.
•	Year 5: Investment C sold for $20 million, FMV of Investment B determined to be $14 million and FMV of Investment E determined to be $10 million
•	Year 6: Investment B sold for $16 million and FMV of Investment E determined to be $8 million.
•	Year 7: Investment E sold for $8 million and FMV.

These assumptions are summarized in the following chart:

	Investment A	Investment B	Investment C	Investment D	Investment E	Cumulative Unrealized Capital Depreciation	Cumulative Realized Capital Losses	Cumulative Realized Capital Gains
Year 1	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	—	—	—
Year 2	$20 million (sale price)	$8 million FMV	$12 million FMV	$10 million FMV	$10 million FMV	$2 million	—	$10 million
Year 3	—	$8 million FMV	$14 million FMV	$14 million FMV	$16 million FMV	$2 million	—	$10 million
Year 4	—	$10 million FMV	$16 million FMV	$12 million (sale price)	$14 million FMV	—	—	$12 million
Year 5	—	$14 million FMV	$20 million (sale price)	—	$10 million FMV	—	—	$22 million
Year 6	—	$16 million (sale price)	—	—	$8 million FMV	$2 million	—	$28 million
Year 7	—	—	—	—	$8 million (sale price)	—	$2 million	$28 million

The Incentive Fee on Capital Gains would be:

•	Year 1: None
•	Year 2: Capital Gains Fee = 17.5% multiplied by ($10 million realized capital gains on sale of Investment A less $2 million cumulative capital depreciation) = $1.4 million
•

Year 3:

Capital Gains Fee = (17.5% multiplied by ($10 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $1.4 million cumulative Capital Gains Fee previously paid = $1.4 million less $1.4 million = $0.00 million

•

Year 4:

Capital Gains Fee = (17.5% multiplied by ($12 million cumulative realized capital gains)) less $1.4 million cumulative Capital Gains Fee previously paid = $2.1 million less $1.4 million = $0.7 million

•

Year 5:

Capital Gains Fee = (17.5% multiplied by ($22 million cumulative realized capital gains)) less $2.1 million cumulative Capital Gains Fee previously paid = $3.85 million less $2.1 million = $1.75 million

•

Year 6:

Capital Gains Fee = (17.5% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $3.85 million cumulative Capital Gains Fee previously paid = $4.55 million less $3.85 million = $0.70 million

•

Year 7:

Capital Gains Fee = (17.5% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative realized capital losses)) less $4.55 million cumulative Capital Gains Fee previously paid = $4.55 million less $4.55 million = $0.00 million

Exhibit B

INVESTMENT ADVISORY AGREEMENT

BETWEEN

~~FIFTH STREET SENIOR FLOATING RATE CORP.~~

OAKTREE STRATEGIC INCOME CORPORATION

AND

~~FIFTH STREET MANAGEMENT LLC~~

OAKTREE CAPITAL MANAGEMENT, L.P.

This Investment Advisory Agreement (this “Agreement”) made this ~~27~~[  ]th day of ~~June, 2013~~[          ], 2017 (the “Effective Date”), by and between ~~FIFTH STREET SENIOR FLOATING RATE CORP.~~OAKTREE STRATEGIC INCOME CORPORATION, a Delaware corporation (the “Company”), and ~~FIFTH STREET~~OAKTREE CAPITAL MANAGEMENT ~~LLC~~, L.P., a Delaware limited ~~liability company~~partnership (the “Adviser”).

WHEREAS, the Company is a ~~newly organized~~ closed-end management investment fund that ~~intends to elect~~has elected to be ~~treated~~regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby ~~employs~~appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company, (the “Board”) for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time; (ii) ~~during the term of this Agreement~~ in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement (A) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (B) identify, evaluate and negotiate the structure of the investments made by the Company; (C) execute, close, monitor and service the Company’s investments; (D) determine the securities and other assets that the Company ~~shall~~will purchase, retain, or sell; (E) perform due diligence on prospective portfolio companies; and (F) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to obtain debt financing (or refinance such financing), the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the ~~Company’s Board.~~Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle.

(b) The Adviser hereby accepts such ~~employment~~appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) Subject to review by and the overall control of the Board ~~of the Company~~, the Adviser shall keep and preserve, in the manner and for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the ~~Company’s~~ Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: (a) offering expenses; ~~the investigation~~(b) diligence and monitoring of the Company’s ~~investments;~~financial, regulatory and legal affairs (to the extent an investment opportunity is being considered for the Company and any other accounts managed by Adviser or its affiliates, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such other accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the other accounts); (c) the cost of calculating the Company’s net asset value; (d) the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; (e) management and incentive fees payable pursuant to ~~the investment advisory~~this Agreement; (f) fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); ~~interest payments and other costs related to borrowings;~~(g) transfer agent and custodial fees; (h) fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); (i) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (j) fees, interest or other costs payable on or in connection with any indebtedness; (k) federal and state registration fees; (l) any exchange listing fees; (m) federal, state and local taxes; (n) independent directors’ fees and expenses; (o) brokerage commissions; (p) costs of proxy statements, stockholders’ reports and notices; (q) costs of preparing government filings, including periodic and current reports with the SEC; (r) fidelity bond, liability insurance and other insurance premiums; ~~and~~(s) printing, mailing, independent accountants and outside legal costs ~~and~~; (t) all other direct expenses incurred by either ~~FSC, Inc.~~the Company’s administrator or the Company in connection with administering the Company’s business, including payments under the Company’s administration agreement ~~dated as of June 27, 2013 (~~with its administrator (as in effect from time to time, the “Administration Agreement”) that will be based upon the Company’s allocable portion of overhead and other expenses incurred by the Company’s administrator~~, FSC, Inc.,~~ in performing its obligations under the Administration Agreement; and (u) the compensation of the Company’s chief financial officer and chief compliance officer, and their respective staffs.

3. Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive or defer, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. Any portion of a deferred fee payable to the Adviser shall be deferred without interest and may be paid in any quarter prior to the termination of this Agreement as the Adviser may determine upon written notice to the Company.

(a) The Base Management Fee shall be calculated at an annual rate of 1.00% of the Company’s gross assets, including any investments made with borrowings, but excluding any cash and cash equivalents. For purposes of this Agreement, the term “cash and cash equivalents” will have the meaning ascribed to it from time to time in the notes to the financial statements that the Company files with the SEC. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed quarters. The Base Management Fee for any partial month or quarter shall be appropriately prorated~~.~~(upon termination of the investment advisory agreement, as of the termination date). The initial payment of the Base Management Fee shall cover the entire quarter in which this Agreement becomes effective, and be calculated at the blended rate of (i) the number of days in such quarter prior to the Effective Date multiplied by the base management fee as calculated pursuant to the terms of the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC, plus (ii) the number of days in such quarter after and including the Effective Date multiplied by the Base Management Fee set forth above, then divided by (iii) the total number of days in such quarter, in order to allow the Adviser to receive on behalf of Fifth Street Management LLC and remit as paying agent the pro rata portion of the base management fee that was earned by, but not paid to, Fifth Street Management LLC for services rendered to the Company under the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC.

(b) The Incentive Fee shall consist of two parts, as follows:

(i) The first part shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter (or upon termination of the investment advisory agreement, as of the termination date). The initial payment of this part of the Incentive Fee shall cover the entire quarter in which this Agreement becomes effective, and be calculated at the blended rate of (i) the number of days in such quarter prior to the Effective Date multiplied by the incentive fee on income as calculated pursuant to the terms of the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC, plus (ii) the number of days in such quarter after and including the Effective Date multiplied by the incentive fee on income set forth below, then divided by (iii) the total number of days in such quarter, in order to allow the Adviser to receive on behalf of Fifth Street Management LLC and remit as paying agent the pro rata portion of the incentive fee on income that was earned by, but not paid to, Fifth Street Management LLC for services rendered to the Company under the Investment Advisory Agreement, dated June 27, 2013, by and between the Company and Fifth Street Management LLC. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees ~~(other than fees for providing managerial assistance)~~, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies other than fees for providing managerial assistance) accrued during the quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement ~~with FSC, Inc.~~, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, shall be compared to a “hurdle rate” of 1.5% per quarter (6% annualized), subject to a “catch-up” provision measured as of the end of each quarter. The Company’s net investment income used to calculate this part of the incentive fee is also included in the amount of the Company’s gross assets used to calculate the 1% base management fee. The operation of the incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•	No incentive fee is payable to the Adviser in any quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.5% (the “preferred return” or “hurdle”).
•	~~50~~100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to ~~2.5~~1.8182% in any quarter (~~10~~7.2727% annualized) is payable to the Adviser. This portion of the Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to ~~2.5~~1.8182%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of ~~20~~17.5% on all of the Company’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds ~~2.5~~1.8182% in any quarter.
•	~~20~~17.5% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds ~~2.5~~1.8182% in any quarter (~~10~~7.2727% annualized) is payable to the Adviser once the hurdle is reached and the catch-up is achieved, (~~20~~17.5% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser).

(ii) The second part of the incentive fee shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), commencing ~~on~~the fiscal year ending September 30, ~~2013~~2019, and shall equal ~~20~~17.5% of the Company’s realized capital gains, if any, on a cumulative basis from ~~inception~~the beginning of the fiscal year ending September 30, 2019 through the end of each subsequent fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees~~.~~ under this Agreement. Any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 shall be excluded from the calculations of the second part of the incentive fee.

(c) In certain circumstances the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, Sub-Adviser, or any of their respective affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company and the Company will retain such excess compensation for the benefit of its shareholders.

4. Covenants of the Adviser.

The Adviser covenants that it will maintain its registration as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive~~, and the Adviser may~~. Subject to the provisions of the Company’s charter and by-laws, the Adviser and its managers, partners, principals, officers, employees and agents shall be free to act for their own account or the account of any other Account, and to engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as ~~its~~the Adviser’s services to the Company hereunder are not impaired thereby~~, and~~. The Company agrees that the Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the investments of the Company. Nothing in this Agreement shall limit or restrict the right of any manager, partner, ~~member (including its members and the owners of its members)~~ principal, officer ~~or~~, employee or agent of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, managers, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, principals, stockholders, members, managers, agents or otherwise, and that the Adviser and directors, officers, employees, partners, principals, stockholders, members ~~and~~, managers and agents of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, ~~member~~principal, officer ~~or~~, employee or agent of the Adviser is or becomes a director, manager, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, ~~member~~principal, officer, employee and/or ~~employee~~agent of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, ~~member~~principal, officer ~~or~~, employee or agent of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this ~~Section~~Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.

This Agreement shall become effective as of the Effective Date ~~above written~~. This Agreement shall remain in effect for two years from the Effective Date ~~hereof~~, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the ~~Company’s~~ Board~~,~~ or ~~by the vote of~~ a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act and each of whom is an “independent director” under applicable New York Stock Exchange listing standards. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). ~~The provisions of Paragraph 8~~Further, notwithstanding the termination or expiration of this Agreement ~~shall remain in full force and effect, and~~as aforesaid, the Adviser shall ~~remain~~be entitled to ~~the benefits thereof, notwithstanding any~~any amounts owed under Paragraph 3 through the date of termination ~~of this Agreement~~or expiration.

10. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.

This Agreement may be amended by mutual consent.

12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

13. Forum Selection.

Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns must be brought and determined in the state or United States district courts of the State of New York (and may not be brought or determined in any other forum or jurisdiction), and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the sole and exclusive jurisdiction of the aforesaid courts.

14. No Third Party Beneficiary.

Other than expressly provided for in Paragraph 8 of this Agreement, this Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including but not limited to stockholders of the Company.

15. Severability.

Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

17. Survival of Certain Provisions.

The provisions of Paragraph 8 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

~~FIFTH STREET SENIOR FLOATING RATE CORP.~~

~~By:~~	~~Name: Bernard D. Berman Title: President~~

OAKTREE STRATEGIC INCOME CORPORATION

~~FIFTH STREET MANAGEMENT LLC~~

~~By:~~	~~Name: Bernard D. Berman Title: President~~
By:	Name: Title:

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	Name: Title:

Appendix A

Example 1: ~~Income Related Portion of~~ Incentive Fee on Income for Each Quarter

~~Scenario~~Alternative 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = ~~1.25~~1.75%
~~Hurdle rate(1) = 1.5%~~
Preferred return1 = 1.50%
Management fee~~(2)~~2 = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.)~~(3)~~ = ~~0.2~~0.20%
Pre-Incentive Fee net investment income
(investment income – (management fee + other expenses)) = ~~0.80~~1.30%

Pre-Incentive Fee Net Investment Income does not exceed ~~hurdle rate~~the Preferred Return, therefore there is no ~~income-related~~Subordinated Incentive Fee on Income.

~~Scenario~~Alternative 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = ~~2.65~~2.25%
~~Hurdle rate(~~Preferred Return1~~)~~ = ~~1.5~~1.50%
Management fee~~(~~2~~)~~ = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.)~~(3)~~ = ~~0.2~~0.20%
Pre-Incentive Fee net investment income
(investment income – (management fee + other expenses)) = ~~2.2~~1.80%

Incentive Fee = ~~50~~17.5% × pre-Incentive Fee net investment income ~~(~~, subject to “catch-up”~~)(4)~~3
= ~~50~~100% × (~~2.2~~1.80% – 1.5%)
= ~~0.35~~0.30%

~~Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, but does not fully satisfy the “catch-up” provision, therefore the income related portion of the incentive fee is 0.35%.~~

~~Scenario~~Alternative 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = ~~3.25~~3.5%
~~Hurdle rate(~~Preferred Return1~~)~~ = ~~1.5~~1.50%
Management fee~~(~~2~~)~~ = 0.25%
Other expenses (legal, accounting, custodian, transfer agent, etc.)~~(3)~~ = ~~0.2~~0.20%
Pre-Incentive Fee net investment income
(investment income – (management fee + other expenses)) = ~~2.8~~3.05%

Incentive Fee = ~~50~~17.5% × pre-Incentive Fee net investment income ~~(~~, subject to “catch-up”~~)(4)~~3
Incentive Fee = ~~50~~ 100% × “catch-up” + (~~20~~17.5% × (pre-Incentive Fee net investment income – ~~2.5~~1.8182%))

~~Catch up = 2.5~~Catch-up = 1.8182% – 1.5% = 0.3182%

[1]	Represents 6.0% annualized preferred return.
[2]	Represents 1.0% annualized management fee.
[3]	The “catch-up” provision is intended to provide the Adviser with an Incentive Fee of 17.5% on all of our pre-Incentive Fee net investment income as if a preferred return did not apply when our net investment income exceeds 1.5% in any calendar quarter and is not applied once the Adviser has received 17.5% of investment income in a quarter. The “catch-up” portion of our pre-Incentive Fee Net Investment Income is the portion that exceeds the 1.5% preferred return but is less than or equal to approximately 1.8182% (that is, 1.5% divided by (1 – 0.175)) in any fiscal quarter.

~~= 1.0%~~

Incentive Fee = (~~50~~100% × ~~1.0~~0.3182%) + (~~20~~17.5% × (~~2.8~~3.05% – ~~2.5~~1.8182%))

= ~~0.50~~0.3182% + (~~20~~17.5% × ~~0.3~~1.2318%)

= ~~0.50~~0.3182% + ~~0.06~~0.2158%

= ~~0.56~~0.534%

~~Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, and fully satisfies the “catch-up” provision, therefore the income related portion of the incentive fee is 0.56%.~~

~~(1)~~	~~Represents 6% annualized hurdle rate.~~
~~(2)~~	~~Represents 1% annualized base management fee.~~
~~(3)~~	~~Excludes organizational expenses and the expenses of our initial public offering, as these amounts will be paid by Fifth Street Management on our behalf.~~
~~(4)~~	~~The “catch-up” provision is intended to provide our investment adviser with an incentive fee of 20% on all Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when our net investment income exceeds 2.5% in any quarter.~~

Example 2: Incentive Fee on Capital Gains ~~Portion of Incentive Fee(*)~~

~~Scenario 1~~

Assumptions

•	Year 1: $~~20~~10 million investment made in Company A (“Investment A”), ~~and~~ $~~30~~10 million investment made in Company B (“Investment B”), $10 million investment made in Company C (“Investment C”), $10 million investment made in Company D (“Investment D”) and $10 million investment made in Company E (“Investment E”).
•	Year 2: Investment A sold for $~~50~~20 million ~~and~~, fair market value (“FMV”) of Investment B determined to be $~~32~~8 million, ~~Year 3:~~ FMV of Investment ~~B~~C determined to be $~~25~~12 million, and FMV of Investments D and E each determined to be $10 million.
•	Year 3: FMV of Investment B determined to be $8 million, FMV of Investment C determined to be $14 million, FMV of Investment D determined to be $14 million and FMV of Investment E determined to be $16 million.
•	Year 4: Investment ~~B~~D sold for $~~31 million~~12 million, FMV of Investment B determined to be $10 million, FMV of Investment C determined to be $16 million and FMV of Investment E determined to be $14 million.

~~The capital gains portion of the incentive fee would be:~~

~~Year 1: None~~

~~Year 2: Capital gains incentive fee of $6 million — ($30 million realized capital gains on sale of Investment A multiplied by 20%)~~

~~Year 3: None — $5 million (20% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)~~

~~Year 4: Capital gains incentive fee of $200,000 — $6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains incentive fee taken in Year 2)~~

~~Scenario 2~~

~~Assumptions~~

~~Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)~~

•	Year ~~2~~5: Investment ~~A~~C sold for $~~50~~20 million, FMV of Investment B determined to be $~~25~~14 million and FMV of Investment ~~C~~E determined to be $~~25~~10 million

~~Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million~~

•	Year ~~4~~6: Investment B sold for $16 million and FMV of Investment ~~B~~E determined to be $~~24~~8 million.
•	Year ~~5~~7: Investment ~~B~~E sold for $~~20~~8 million and FMV.

These assumptions are summarized in the following chart:

	Investment A	Investment B	Investment C	Investment D	Investment E	Cumulative Unrealized Capital Depreciation	Cumulative Realized Capital Losses	Cumulative Realized Capital Gains
Year 1	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	—	—	—
Year 2	$20 million (sale price)	$8 million FMV	$12 million FMV	$10 million FMV	$10 million FMV	$2 million	—	$10 million
Year 3	—	$8 million FMV	$14 million FMV	$14 million FMV	$16 million FMV	$2 million	—	$10 million
Year 4	—	$10 million FMV	$16 million FMV	$12 million (sale price)	$14 million FMV	—	—	$12 million
Year 5	—	$14 million FMV	$20 million (sale price)	—	$10 million FMV	—	—	$22 million
Year 6	—	$16 million (sale price)	—	—	$8 million FMV	$2 million	—	$28 million
Year 7	—	—	—	—	$8 million (sale price)	—	$2 million	$28 million

The Incentive Fee on Capital Gains ~~incentive fee, if any,~~ would be:

•	Year 1: None
•

Year 2:

~~$5 million~~ Capital Gains ~~incentive~~ Fee — ~~20~~= 17.5% multiplied by ~~$25 million~~ ($~~30~~10 million realized capital gains on sale of Investment A less ~~unrealized~~$2 million cumulative capital depreciation ~~on Investment B~~) =~~Year 3:~~ $1.4 million

•

Year 3:

Capital Gains ~~incentive~~ Fee = (~~1) — $6.4 million (20~~17.5% multiplied by ~~$32 million~~ ($~~35~~10 million cumulative realized capital gains less $~~3~~2 million ~~unrealized~~cumulative capital depreciation)) less $~~5~~1.4 million cumulative Capital Gains ~~incentive~~ Fee ~~received in Year 2~~previously paid = $1.4 million less $1.4 million = $0.00 million

•

Year 4:

~~None~~ Capital Gains Fee = (17.5% multiplied by ($12million cumulative realized capital gains)) less $1.4 million cumulative Capital Gains Fee previously paid = $2.1 million less $1.4 million = $0.7 million

•

Year 5:

Capital Gains Fee = (17.5% multiplied by ($22 million cumulative realized capital gains)) less $2.1 million cumulative Capital Gains Fee previously paid = $3.85 million less $2.1 million = $1.75 million

•

Year 6:

Capital Gains Fee = (17.5% multiplied by ($28 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $3.85 million cumulative Capital Gains Fee previously paid = $4.55 million less $3.85 million = $0.70 million

•

Year 7:

~~Year 5: None — $5 million (20~~Capital Gains Fee = (17.5% multiplied by ($~~25~~28 million ~~(~~cumulative realized capital gains ~~of $35 million~~ less $2 million cumulative realized capital losses ~~of $10 million~~)) less $~~6.4~~4.55 million cumulative Capital Gains ~~incentive~~ Fee previously paid ~~in Year 2 and Year 3(2)~~= $4.55 million less $4.55 million = $0.00 million

~~*~~	~~The hypothetical amounts of returns shown are based on a percentage of our total net assets and assume no leverage. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.~~
~~(1)~~	~~As illustrated in Year 3 of Scenario 1 above, if we were to be wound up on a date other than our fiscal year end of any year, we may have paid aggregate capital gains incentive fees that are more than the amount of such fees that would be payable if we had been wound up on our fiscal year end of such year.~~
~~(2)~~	~~As noted above, it is possible that the cumulative aggregate capital gains fee received by our investment adviser ($6.4 million) is effectively greater than $5 million (20% of cumulative aggregate realized capital gains less net realized capital losses or net unrealized depreciation ($25 million)).~~

FIFTH STREET SENIOR FLOATING RATE CORP.
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steve Noreika and Kerry Acocella, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to the Special Meeting of Stockholders (the "Special Meeting") of Fifth Street Senior Floating Rate Corp., a Delaware corporation (the "Company"), to be held at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [ ], 2017, at [11] a.m. local time and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the Special Meeting. The undersigned hereby revokes any proxy heretofore given with respect to the Special Meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1 AND FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on the reverse side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Fifth Street Senior Floating Rate Corp. Notice of Special Meeting and proxy statement are available on the Internet at http://www.viewproxy.com/FSFR/2017SM

Please mark your votes like this ☐

The Board of Directors recommends you vote "FOR" Proposal 1 and "FOR" all of the nominees listed in Proposal 2.

Proposal 1. To approve a new investment advisory agreement between the Company and Oaktree Capital Management, L.P., to take effect upon the assignment and immediate termination of the current investment advisory agreement between the Company and Fifth Street Management LLC in connection with the closing of the transactions contemplated by the Purchase Agreement, as described in the proxy statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 2. To elect the directors of the Company to hold office for the terms set forth in the Proxy Statement or until their successors are duly elected and qualified. Proposal 2 is contingent upon the approval of Proposal 1 and the closing of the transactions contemplated by the Purchase Agreement, as described in the proxy statement.

Nominees:

(01) John B. Frank;
(02) Marc H. Gamsin;
(03) Craig Jacobson;
(04) Richard G. Ruben;
(05) Bruce Zimmerman

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" box above and write the number(s) of the nominee(s) on the line provided below.

____

To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

Date ________________________________

Signature ________________________________

Signature ________________________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALVote.com/FSFRSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.